Exhibit 10.13

DATE: 2 March 2017

UNDERLEASE OF GROUND AND FIRST FLOOR PREMISES BUILDING 900
BABRAHAM RESEARCH CAMPUS BABRAHAM CAMBRIDGE

Between

(1) IMPERIAL COLLEGE THINKSPACE LIMITED

and

(2) CONVERGENCE PHARMACEUTICALS LIMITED

and

(3) BIOGEN IDEC LIMITED

CMS Cameron McKenna LLP
Cannon Place
78 Cannon Street
London EC4A 6AF
T +44 20 7367 3000
F +44 20 7367 2000
Reference: KTBR/MRH/101433.00238

Table of Contents

LAND REGISTRY PRESCRIBED CLAUSES		1

1.	Definitions and interpretation	1
3.	Tenant’s covenants	6
4.	Landlord’s covenants	6
5.	Provisos	6
6.	Surety covenants	6
7.	Exclusion of sections 24 - 28 of the 1954 Act	7
8.	Tenant’s option to renew	7

Schedule 1		10

	Part 1 The Premises	10
	Part 2 Rights granted	10
	Part 3 Rights excepted and reserved	11

Schedule 2 Tenant’s covenants		13

Schedule 3 Landlord’s covenants		26

Schedule 4 Provisos		27

Schedule 5 Insurance		33

Schedule 6 The matters and the documents (if any) containing incumbrances to which the Premises are subject		36

Schedule 7 Covenants by Surety		37

Schedule 8 Services and the Service Charge		39

	Part 1 The Service Charge	39
	Part 2 The Mandatory Services	42
	Part 3 The Discretionary Services	43

Schedule 9 Provisions Referred to in Clause 8		45

LAND REGISTRY PRESCRIBED CLAUSES

LR1. Date of lease	2 March 2017

LR2. Title number(s)

LR2.1 Landlord’s title number(s)

Title number(s) out of which this lease is granted. Leave blank if not registered.

CB406367

LR2.2 Other title numbers

Existing title number(s) against which entries of matters referred to in LR9, LR10, LR11 and LRI3 are to be made.

CB303470

LR3. Parties to this lease

Landlord

IMPERIAL COLLEGE THINKSPACE LIMITED having its registered office at Faculty Building, Level 1, Imperial College, London SW7 2AZ (company registration number 05272659)

Tenant

CONVERGENCE PHARMACEUTICALS LIMITED (a Biogen company) (registered number 09376285) having its registered office at 70 Norden Road, Maidenhead, Berkshire, SL6 4AY

Other parties

Surety

BIOGEN IDEC LIMITED (registered number 01497267) having its registered office at Innovation House,

70 Norden Road, Maidenhead, Berkshire, SL6 4AY

LR4. Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail. The premises described in part 1 of schedule 1

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None

LR5.2 This lease is made under, or by reference to, provisions of:

LR6. Term for which the Property is leased	The term is as follows: 5 years from and including 12 December 2016

LR7. Premium	None

LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

See part 2 of schedule 1

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

See part 3 of schedule 1

LR12. Estate rentcharge burdening the Property	None

LR13. Application for standard form of restriction	None

LR14. Declaration of trust where there is more than one person comprising the Tenant	None

THIS UNDERLEASE dated and made between the parties as specified in the Land Registry Prescribed Clauses

WITNESSES AS FOLLOWS:-

1.                                      Definitions and interpretation

In this Underlease unless the context otherwise requires:-

1.1                               the words defined in this sub-clause have the following meanings:-

“1954 Act”: the Landlord and Tenant Act 1954

“1995 Act”: the Landlord and Tenant (Covenants) Act 1995

“2003 Order”: the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003

“Asset Rating”: has the meaning given in the EPB Regulations

“Building”: the land and the building known as Building 900, Babraham Research Campus, Babraham Cambridge comprised in title number CB406367 shown edged in red on Plan A

“Common Media”: all Service Media serving the Premises and other parts of the Building

“Common Parts”: the car parking areas roads paths landscaped areas entrance halls reception areas lifts fire escapes staircases passages and landings and toilets and showers of the Building and any other areas or amenities that are used or enjoyed in common by some or all of the tenants or occupiers of the Building

“CRC”: the Carbon Reduction Commitment Energy Efficiency Scheme as defined in section 3 of the CRC Energy Efficiency Scheme Order 2013 or any similar scheme amending or replacing it

“DEC”: a Display Energy Certificate and Advisory Report as defined in the EPB Regulations

“EPB Regulations”: the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007

“EPC”: an Energy Performance Certificate and Recommendation Report as defined in the EPB Regulations

“Estate Service Charge”: the fair proportion properly attributable to the Premises of the sums payable by the Landlord pursuant to paragraph 7 of schedule 2 to the Superior Lease as determined from time to time by the Landlord’s surveyor acting fairly and reasonably and to be based on the proportion that the net internal area of the Premises bears to the total net internal area of the Lettable Premises

“Ethos”: has the meaning ascribed to that expression in the Superior Lease

“Expiry of the Term”: the date of the expiration (but not of any sooner determination) of the Term.

“Group Company”: a company which is a Subsidiary or Holding Company of the Tenant or any Subsidiary of such Holding Company from time to time (and for this purpose “Subsidiary” and “Holding Company” have the meanings given in section 1159 and Schedule 6 of the Companies Act 2006) or a company in which a person has a controlling interest where the same person also holds a controlling interest in the Tenant and for this purpose a person has a controlling interest if (had that person been a company) the other company and the Tenant would each have been its Subsidiary

“Heating Systems”: the pipes ducting boilers and other installations for the provision in the Building of hot water heating and cooling and ventilation

“Inherent Defect”: any defect in the structure of the Premises or the Building or the Service Media within the Building which is attributable to defective design, workmanship or materials in its original construction the defective supervision of the construction of or the defective installation of anything in or on the Premises or the Building (as part of its original construction) or the defective preparation of the site on which the Premises or the Building are constructed and such defect existed but would not have been apparent on inspection of the Premises or the Building by an appropriate competent professional person at the date of this Lease

“Initial Service Charge”: seventy nine thousand three hundred and seven pounds and six pence (€79,307.06) per annum

“Insurance Rent”: the yearly sum (and proportionately for any period less than a year) equal to the due proportion attributable to the Premises (which proportion shall be determined from time to time by the Landlord’s surveyor acting fairly and reasonably) of the gross amounts expended by the Landlord from time to time in insuring the Building against the Insured Risks pursuant to the Superior Lease together with insurance for not less than three years’ loss of rent and against liabilities of the Landlord in respect of property owner’s and third party risks and the cost of any insurance valuations of the Building carried out by or on behalf of the Landlord not more often than once in every year

“Insured Risks”: such risks as may be insured against by the Landlord from time to time under the provisions of the Superior Lease

“Insurers”: such reputable insurers as the Landlord may nominate from time to time

“Interest Rate”: whichever shall be the higher of 1% per annum and the percentage rate per annum equal to the base lending rate from time to time of Lloyds TSB Bank plc (or another bank nominated from time to time by the Landlord) or (if base lending rates cease to be published) such other equivalent rate of interest specified by the Landlord (acting reasonably)

“Landlord”: the landlord referred to in clause LR3 and the person from time to time entitled to the reversion immediately expectant on the termination of the Term

“Landlord’s Expenses”: reasonable and proper solicitors’ counsels’ surveyors’ and other consultants’ and professional fees and costs bailiffs’ fees and management charges incurred by the Landlord

“Lettable Premises”: accommodation within the Building from time to time let or occupied or intended for letting or occupation

“Operational Rating”: has the meaning given in the EPB Regulations

“Permitted Use”: laboratories with ancillary offices and meeting rooms for research and development activities for the purposes of scientific and/or medical research in connection with human health care or biotechnology

“Plan”: a plan attached to this deed and references to a lettered or numbered plan are to the plan so lettered or numbered

“Planning Acts”: the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 the Planning and Compulsory Purchase Act 2004 and all other statutes regulating the development design use and control of property

“Premises: the Property referred to in clause LR4

“Quarter Days”: 25th March 24th June 29th September and 25th December in each year

“Rent”: three hundred and forty nine thousand eight hundred and eighty four pounds and nine pence (€349,884.09) per annum

“Rent Commencement Date”: 10 April 2017

“Rents”: the Rent the Insurance Rent the Service Charge the Estate Service Charge and the other sums reserved by or payable by the Tenant under this Underlease

“Retained Premises”: the Building excluding the Premises and any other Lettable Premises

“Service Charge”: has the meaning given to such expression in part 1 of schedule 8

“Service Charge Commencement Date”: the first day of the Term

“Service Media”: all sewers drains pipes gullies gutters ducts mains channels wires cables conduits flues and other conducting media

“Service Risers”: the service risers shown edged in yellow on Plans B and C

“Superior Lease”: a lease dated 12 August 2015 made between Biotechnology and Biological Sciences Research Council (1) Imperial Bioincubator Limited (2) and Imperial College of Science Technology and Medicine (3) and any document which is supplemental to or collateral with or entered into pursuant to such lease

“Superior Lessor”: includes the person from time to time entitled to the reversion immediately or mediately expectant on the determination of the term granted by the Superior Lease

“Surety”: the surety referred to in clause LR3 or if none is referred to Surety means any surety or sureties of the Tenant’s obligations under this Underlease from time to time and where the Surety is an individual includes the Surety’s personal representatives

“Tenant”: the tenant referred to in clause LR3 or the person who is from time to time the tenant under this Lease

“Term”: the term as set out in clause LR6

“this Underlease”: this deed as varied from time to time and any document which is supplemental to or collateral with or entered into pursuant to this deed

“Toilets and Showers”: the toilets and showers on the ground and first floors of the Building forming part of the common areas shown coloured green and marked “GIO2 Toilets and Showers” and “F102 Toilets and Showers” on Plans B and C respectively

“Unit B External Store”: the external store shown edged and shaded blue on Plan B and marked “BSO1 Bin Store”, “BSO2 General Store” and “BS03 Gas Store”

“Value Added Tax”: value added tax and any tax or duty of a similar nature

“Wireless Data Services”: equipment or systems providing or related to wireless data voice or video connectivity or wireless services permitting or offering access to the internet or any wireless network mobile network or telecommunications system which involves a wireless or mobile device

1.2                               any covenant given by more than one person will be joint and several

1.3                               where there are two or more persons at any time included in the expressions “Landlord” and/or “Tenant” and/or “Surety” references to the “Landlord” and/or the “Tenant” and/or the “Surety” will include all or any one of them

1.4                               references to any statute statutory provision directive of the Council of the European Union (whether issued jointly with any other person or under any other name) or other legislation include a reference to that statute statutory provision directive or legislation as amended extended re-enacted consolidated or replaced from time to time (whether before or after the date of this Underlease) and include any order regulation instrument or other subordinate legislation made under the relevant statute statutory provision directive or legislation (except in the case of any reference to the Town and Country Planning (Use Classes) Order 1987)

1.5                               every obligation of any party to this Underlease not to do an act or thing includes an obligation not to allow it to be done

1.6                               where there is an obligation to obtain the consent or approval of the Landlord under this Underlease such consent or approval must be in writing and such obligation includes where necessary an obligation to obtain the consent or approval in writing of the Superior Lessor and/or any chargee from time to time

1.7                               any reference to consent or approval not being unreasonably withheld also means it must not be unreasonably delayed

1.8                               any consent or approval must be obtained before the act or event to which it applies is carried out or done and will be effective only if in the form the party giving it properly requires

1.9                               where the Landlord has a right to enter the Premises such right will also be exercisable by the Landlord’s agents any chargee or superior landlord from time to time and all persons authorised by them with or without workmen and equipment

1.10                        any reference to the end of the Term means the expiration or earlier termination of this Underlease for whatever reason

1.11                        words denoting persons include firms companies and corporations and vice versa

1.12                        the singular includes the plural and vice versa and one gender includes any other

1.13                        any reference to the Landlord’s surveyor includes any surveyor employed by the Landlord or by any company associated with the Landlord

1.14                        references to clauses paragraphs and schedules are to clauses and paragraphs of and schedules to this deed

1.15                        the headings to clauses paragraphs and schedules do not affect the construction of this Underlease

1.16                        the words “include” “includes” and “including” are deemed to be followed by the words “without limitation”

1.17                        references to any act or omission of the Tenant extend to any act or omission of any sub-tenant or licensee of the Tenant or any person at the Premises or the Building with the consent of the Tenant any sub-tenant or any licensee

2.                                      Demise and reddendum

The Landlord demises the Premises to the Tenant with full title guarantee TOGETHER WITH (in common with all other persons from time to time entitled to them) the rights mentioned in part 2 of schedule 1 EXCEPT AND RESERVING to the Landlord and all other persons from time to time entitled to them the rights mentioned in part 3 of schedule 1 TO HOLD for the Term SUBJECT to and with the benefit of the provisions contained or referred to in any documents specified and the matters referred to in schedule 6 and any easements rights and privileges enjoyed by any other land or person which affect the Premises YIELDING AND PAYING for them:-

2.1                               the Rent by equal quarterly payments in advance on the Quarter Days and proportionately for any period less than a year the first payment (being the proportion for the period from and including the Rent Commencement Date to and including the day before the next following Quarter Day) to be made on the Rent Commencement Date and

2.2                               as additional rents:-

2.2.1                     within 14 days of written demand the Insurance Rent

2.2.2                     the Service Charge in accordance with Schedule 9

2.2.3                     within 14 days of written demand (with appropriate evidence) the Estate Service Charge

2.2.4                     any Value Added Tax from time to time payable by the Tenant under this Underlease and

2.2.5                     within 14 days of written demand all other sums payable or repayable by the Tenant to the Landlord under this Underlease

3.                                      Tenant’s covenants

The Tenant COVENANTS with the Landlord to observe and perform the obligations of the Tenant contained in schedule 2 (Tenant’s covenants) schedule 5 (Insurance) and schedule 8 (Services and the Service Charge) or otherwise arising under this Underlease

4.                                      Landlord’s covenants

The Landlord COVENANTS with the Tenant to observe and perform the obligations of the Landlord contained in schedule 3 (Landlord’s covenants) schedule 5 (Insurance) and schedule 8 (Services and the Service Charge) or otherwise arising under this Underlease

5.                                      Provisos

PROVIDED ALWAYS and it is agreed and declared as set out in schedule 4 (Provisos)

6.                                      Surety covenants

The Surety COVENANTS with the Landlord in the terms set out in schedule 7 (Covenants by Surety)

7.                                      Exclusion of sections 24 - 28 of the 1954 Act

7.1                               The Tenant confirms that before it became contractually bound to enter into the tenancy created by this deed:-

7.1.1                     the Landlord served a notice dated 8 June 2016 (the “Notice”) on the Tenant in accordance with section 38A(3)(a) of the 1954 Act

7.1.2                     the Tenant (or a person duly authorised by the Tenant) made a statutory declaration dated 9 June 2016 (the “Declaration”) confirming receipt of the Notice in accordance with schedule 2 to the 2003 Order

7.2                               The Tenant further confirms that where the Declaration was made by a person other than the Tenant that person was duly authorised by the Tenant to make the Declaration on the Tenant’s behalf

7.3                               The parties agree that sections 24 to 28 (inclusive) of the 1954 Act will not apply to the tenancy created by this deed

8.                                      Tenant’s option to renew

8.1                               If the Tenant wishes to enter into a further lease of the Premises for a term of five years commencing on and including the 12th day of December 2021 upon the same terms and conditions as this Lease (including the exclusion of sections 24 to 28 (inclusive) of the 1954 Act in accordance with section 38A of the 1954 Act) except as varied by the provisions of Schedule 9 (the “Further Lease”) the Tenant must first serve written notice on the Landlord indicating such intention (the “Intention Notice”) not more than twelve nor less than eight months before the Expiry of the Term

8.2                               Within twenty eight days of receipt of the Intention Notice the Landlord will serve notice on the Tenant in relation to the tenancy to be granted by the Further Lease in accordance with section 38A(3)(a) of the 1954 Act

8.3                               When:-

8.3.1                     the Landlord has served notice on the Tenant in accordance with clause 8.2 and

8.3.2                     the Tenant has made the appropriate declaration or statutory declaration confirming receipt of such notice in accordance with schedule 2 to the 2003 Order (as required to give effect to the agreement by the Landlord and the Tenant to exclude the provisions of sections 24 to 28 (inclusive) of the 1954 Act to be contained in the Further Lease in accordance with the provisions of section 38A of the 1954 Act)

then the Tenant may elect to take the Further Lease by written notice to that effect (the “Option Notice”) to the Landlord not less than six months before the Expiry of the Term PROVIDED ALWAYS that if having served an Intention Notice the Tenant does not serve the Option Notice for any reason the Tenant will pay to the Landlord on demand on an indemnity basis all costs and expenses (including all Landlord’s Expenses) incurred by the Landlord in relation to the Intention Notice and the performance of its obligations under this clause 8

8.4                               the Landlord and the Tenant agree to use all reasonable endeavours to procure the satisfaction of the conditions contained in clauses 8.2 and 8.3

8.5                               Subject always to the provisions of clause 8.6 the Option Notice will not be binding on the Landlord unless it:-

8.5.1                     recites the agreement of the Landlord and the Tenant that sections 24 to 28 (inclusive) of the 1954 Act will not apply to the tenancy to be created by the Further Lease and

8.5.2                     contains confirmation by the Tenant that before the date of the Option Notice:-

(a)                                 the Landlord served a notice (the “Notice”) on the Tenant in accordance with section 38A(3)(a) of the 1954 Act

(b)                                 the Tenant (or a person duly authorised by the Tenant) made a declaration or statutory declaration (the “Declaration”) confirming receipt of the Notice in accordance with schedule 2 to the 2003 Order and

(c)                                  that where the Declaration was made by a person other than the Tenant that person was duly authorised by the Tenant to make the Declaration on the Tenant’s behalf

8.6                               PROVIDED:-

8.6.1                     the Option Notice has been validly served in accordance with the provisions of clause 8.3 and complies in all respects with the provisions of clause 8.5

8.6.2                     the Tenant has paid all costs and expenses (including all Landlord’s Expenses) incurred by the Landlord in relation to the grant of the Further Lease and the performance of its obligations under this clause 8 and

8.6.3                     any surety of the Tenant’s obligations under this Lease joins in the Further Lease to covenant with the Landlord in the terms contained in schedule 7 (mutatis mutandis)

the Landlord will grant and the Tenant will take the Further Lease of the Premises on or (if earlier) not more than one month before the Expiry of the Term PROVIDED FURTHER that where either the Tenant and/or any surety of the Tenant’s obligations under the Further Lease are incorporated under the laws of any jurisdiction other than England and Wales they have also in each case provided immediately prior to such grant a legal opinion (addressed to and in a form reasonably acceptable to the Landlord on the advice of the Landlord’s solicitors and dated not more than 14 days prior to such grant) prepared by legal advisers duly qualified to practice in the relevant jurisdiction confirming (i) the validity of the execution of the Further Lease by the Tenant and/or any such surety and (ii) the enforceability of the Further Lease under the laws of the relevant jurisdiction

8.7                               At any time after the Expiry of the Term a party who is ready able and willing to complete the grant of the Further Lease may serve on the other a notice to complete the grant of the Further Lease in accordance with this clause 8 (“Completion Notice”) and in connection with the service of any Completion Notice:

8.7.1                     a party is ready able and willing to complete if it could be but for the default of the other party

8.7.2                     the parties are to complete the grant of the Further Lease within fourteen days of serving a Completion Notice (excluding the date on which the Completion Notice is served) as to which time shall be of the essence

8.7.3                     if either party receives but fails to complete the grant of the Lease in accordance with a Completion Notice that has been validly served under this clause 8 this option will be terminated but without prejudice to any other right or remedy of either party against the other

8.8                               This option will be of no effect unless registered at HM Land Registry as appropriate within three months from the date of this Lease

IN WITNESS of which the parties have executed this Underlease as a deed and have delivered it upon dating it

Schedule 1

Part 1

The Premises

1.                                      The premises shown edged and shaded in blue on Plans B and C comprising parts of the ground and first floors of the Building but excluding the Service Risers and the Unit B External Store

2.                                      The Premises include all additions alterations and improvements to them and also include: -

2.1                               the plaster and decorative finishes applied to the interior of the external walls of the Building and to any structural or load-bearing walls and columns within the Premises but no other part of any such walls and columns

2.2                               the whole of any non-structural or non-load-bearing walls and columns within the Premises

2.3                               the inner half severed medially of any non-structural or non-load-bearing walls dividing the Premises from other parts of the Building

2.4                               the doors door furniture and door frames of or within the Premises

2.7                               the windows and window frames of or within the Premises but not any windows window frames or any forms of glazing which are in or comprise part of the external walls of the Building

2.8                               all Service Media (other than the Heating Systems) vested in the Landlord which exclusively serve the Premises up to the point where they connect to those of statutory undertakers or to those which are Common Media

Part 2

Rights granted

1.                                      A right to the free and uninterrupted passage and running of all services from and to the Premises through all Common Media including (without limitation via the Services Risers)

2.                                      A right (subject to paragraph 28 of schedule 2) to use the Common Parts for the purposes properly applicable to them

3.                                      A right to park private motor cars in the car parking areas forming part of the Common Parts on a first-come first-served basis

4.                                      A right to use the Toilets and Showers

5.                                      A right to use the bicycle racks in the bicycle storage area shown edged in green on Plan D and forming part of the Building

6.                                      A right to enter (at reasonable times and after giving reasonable written notice):-

6.1                               such other parts of the Building as may reasonably be necessary for the purpose of carrying out any cleaning of or repairs (here including installing in positions previously approved by the Landlord (acting reasonably) or replacing where necessary) to any Service Media forming part of the Premises or any air conditioning or other equipment installed by the Tenant under the terms of this Lease and the lift to be installed by the Tenant in the Common Parts or otherwise complying with the Tenant’s obligations under this Underlease the Tenant doing as little damage as possible and making good all physical damage caused to the Building to the reasonable satisfaction of the Landlord and complying with the reasonable requirements of and causing the minimum of inconvenience to the occupiers of such other parts of the Building

6.2                               such other parts of the Building as may be reasonably necessary for the purposes of carrying out repairs or permitted alterations where not otherwise practicable to the Premises the Tenant doing as little damage as possible and making good all physical damage caused to the Building to the reasonable satisfaction of the Landlord and complying with the reasonable requirements of and causing the minimum of inconvenience to the occupiers of such other parts of the Building

6.3                               such parts of the Common Parts as may reasonably be necessary to carry out any assessment or inspection necessary to prepare an EPC the Tenant doing as little damage as possible and making good all physical damage caused to the Common Parts to the reasonable satisfaction of the Landlord and causing the minimum of inconvenience to the other occupiers of the Building

7.                                      A right of support and shelter for the Premises from other parts of the Building

8.                                      A right to erect in such part of the entrance hall of the Building as the Landlord may nominate a sign indicating the name and business of the Tenant

9.                                      A right to include the Tenant’s name on directional signage at the entrance to Babraham Research Campus and on directional signage within the Campus where the same has been erected by the Landlord with the consent of the Superior Landlord pursuant to the Superior Lease

10.                               A right to use reception services at the reception in the main entrance to the Building where the same are made available to all occupiers of the Building

11.                               The rights specified in clause 3.2 of the Superior Lease

12.                               The exclusive right to use the Unit B External Store for the storage of hazardous waste and other materials subject to compliance with the reasonable requirements of the Landlord notified to the Tenant from time to time

Part 3

Rights excepted and reserved

1.                                      A right to enter the Premises on giving to the Tenant not less than 48 hours prior written notice (except in an emergency) to inspect the state and condition of the Premises to determine whether the Tenant is complying with its obligations in this Underlease and to take any action to remedy any breach of such obligations

2.                                      A right to enter the Premises on giving to the Tenant not less than 48 hours prior written notice (except in an emergency) and at reasonable times (the persons exercising such right causing as little damage as possible and complying with the reasonable requirements of and causing the minimum of inconvenience to the occupiers of the Premises and making good any physical damage caused to the Premises by the exercise of such right to the reasonable satisfaction of the Tenant) for the following purposes:-

2.1                               to erect and retain scaffolding outside the Building bordering onto the Premises for constructing altering repairing or cleaning any other land in which the Landlord may from time to time have any interest notwithstanding any temporary restriction of the use and enjoyment of the Premises by the Tenant

2.2                               to erect and retain masts satellite dishes and antennae on the external walls and the roof of any building forming part of the Premises

2.3                               to inspect maintain clean repair alter test renew or replace any other land buildings premises or Service Media and to lay and make connections to any Service Media within but not exclusively serving the Premises

2.4                               to carry out any assessment or inspection necessary to prepare an EPC

2.5                               to comply with any of the covenants on the part of the Landlord or the conditions contained in or preventing a forfeiture of the Superior Lease (notwithstanding that the obligation to comply with such covenants and conditions is imposed on the Tenant by this Underlease)

2.6                               to gain access to the Service Risers

2.7                               for any other proper purpose mentioned in this Underlease or for any other reasonable or proper purpose connected with the Landlord’s interest in the Building and the Landlord shall comply with paragraph 5 of schedule 3 in exercising the rights of entry reserved by paragraphs 1 and 2 above

3.                                      A right to the free and uninterrupted passage and running of all services from and to all other parts of the Building and all other buildings and land through and along all Service Media from time to time within the Premises but which do not exclusively serve the Premises

4.                                      All rights of light or air now subsisting or which might (but for this exception) be acquired over any other land

5.                                      A right to build upon and to maintain repair replace and renew any other part or parts of the Building and any adjoining land or buildings of the Landlord in such manner as the Landlord may think fit without compensation to the Tenant PROVIDED THAT reasonable means of access to the Premises are available at all times and that the Tenant’s use and enjoyment of the Premises are not materially adversely affected

6.                                      A right of support and shelter from the Premises for the remainder of the Building

7.                                      The rights reserved by clauses 4.1 and 4.2 of the Superior Lease

Schedule 2

Tenant’s covenants

1.                                      Pay Rents and interest

1.1                               To pay the Rents without deduction counterclaim or set off (whether in each case legal or equitable) at the stated times in cleared funds (and if the Landlord so requires by banker’s standing order or automated credit)

1.2                               Without prejudice to any other right remedy or power of the Landlord if any of the Rents are not paid on the due dates to pay on demand to the Landlord interest on them at three per cent per annum above the Interest Rate (before and after any judgement) from the date when they became due until payment calculated on a daily basis

2.                                      Pay taxes outgoings and for utility services

2.1                               To pay all rates taxes charges and other sums or outgoings (whether or not of a capital or non-recurring nature) which are payable or may be charged or assessed on the Premises or on the owner or occupier of them (excluding any payable by the Landlord in respect of the receipt of Rents or relating to any dealing with the reversion to this Underlease) and in the absence of direct assessment to pay to the Landlord a fair proportion of them (to be determined by the Landlord acting reasonably) and to the extent that the Landlord may be liable to make payments and/or incurs costs in complying with CRC in respect of the Building then subject to the Landlord providing to the Tenant details of the costs incurred and the proposed apportionment of such costs a fair proportion of the same (to be determined by the Landlord acting reasonably)

2.2                               To pay the suppliers for and indemnify the Landlord against all charges for gas water drainage electricity telephone and any other services to the Premises which are separately metered and to pay all equipment rents and in the absence of direct assessment to pay a fair proportion of them (to be determined by the Landlord acting reasonably)

3.                                      Repair

To keep the Premises in good and substantial repair and condition (damage by any Insured Risk excepted save to the extent that the insurance money is irrecoverable by reason of the act or default of the Tenant) and these obligations include the following:-

3.1                               where necessary and also in the six months before the end of the Term to decorate the Premises (in the six months before the end of the Term in such colours as the Landlord may reasonably require)

3.2                               to keep the Premises clean and tidy and to clean the inside of the windows regularly

3.3                               to maintain regularly and when necessary repair or replace all gas electrical hydraulic and other mechanical installations and equipment (if any) forming part of and exclusively serving the Premises to the reasonable satisfaction of the Landlord

3.4                               to carry out all works of repair decoration and maintenance and other treatment of the Premises in a proper and workmanlike manner in accordance with good practice current at the time and with good quality suitable and sufficient materials and to the reasonable satisfaction of the Landlord.

4.                                      Permit entry

To permit the Landlord at all reasonable times on giving reasonable notice (except in case of emergency) to enter the Premises to exercise the rights excepted and reserved in this Underlease

5.                                      Comply with notices to repair

5.1                               To commence and complete all works for which the Tenant is liable under this Underlease as quickly as possible after service of a written notice by the Landlord requiring such works

5.2                               If the Tenant does not commence such works within two months of service of such notice (or sooner if required) or does not complete them within a reasonable time (having regard to the obligation of the Tenant to complete them as quickly as possible) the Landlord may (without prejudice to the right of re-entry contained in this Underlease) enter the Premises to carry out such works the cost of which (including all Landlord’s Expenses in connection with them) is to be repaid by the Tenant and recoverable by the Landlord as a debt on demand

6.                                      Defects

To give immediate written notice to the Landlord on becoming aware of any defects in the Premises which may give rise to a liability or duty on the Landlord under common law or statute

7.                                      Yielding up

7.1                               Immediately prior to the end of the Term:-

7.1.1                     to remove every sign or notice which the Landlord requires to be removed and (unless and to the extent that the Landlord agrees otherwise) to remove all tenant’s fixtures and fittings furniture and effects from the Premises making good to the reasonable satisfaction of the Landlord all damage caused to the Building by such removal

7.1.2                     (unless and to the extent that the Landlord agrees otherwise) to reinstate and restore the Premises to the same state and condition as they were in prior to the carrying out of any works to the Premises by the Tenant

7.1.3                     so far as applicable to hand over to the Landlord (or if requested to provide copies of) any:-

(a)                                 files registers or management plans (including any relating to asbestos) required to be maintained under health and safety legislation in relation to the Premises

(b)                                 EPC for the Premises together with details of the reference number of such EPC (if not apparent from the copy)

(c)                                  air-conditioning inspection report relating to any air-conditioning system serving the Premises and obtained by the Tenant as the relevant person under the EPB Regulations

(d)                                 records in relation to the Premises (including any underlet part of the Premises) made for the purposes of complying with the Regulatory Reform (Fire Safety) Order 2005 including any records of findings following a fire risk assessment of the Premises (or any underlet part)

7.2                               At the end of the Term quietly to yield up the Premises to the Landlord in such repair and condition as complies with the Tenant’s obligations under this Underlease

8.                                      Refuse and deleterious substances

8.9                               Not to burn any rubbish on the Premises or the Common Parts and not to deposit any rubbish on the Premises or the Common Parts other than in proper containers (as to those in the Common Parts being as provided by the Landlord) and to ensure that rubbish or refuse containers on the Premises are regularly emptied

8.10                        Not to permit any substance which is or might become of a dangerous hazardous polluting or contaminative nature or which might in any way materially adversely affect or damage the Building any Service Media other land or water or the environment or cause significant harm to human health to be in on or under or to escape from the Premises and if the Tenant becomes aware of any such substance in on under or escaping from the Premises to give immediate written notice of it to the Landlord and to remove or remediate it in compliance with the requirements of the Landlord or any competent authority PROVIDED THAT:

8.10.1              the Tenant may keep or use such materials as are necessary for its laboratory operations in accordance with appropriate laboratory health and safety procedures all applicable statutory requirements and in accordance with the regulations of the Campus (as defined in the Superior Lease);

8.10.2              the use of the Premises as laboratories for research and development activities in accordance with relevant regulations and any requisite regulations consents or licence and in accordance with the requirements of the insurers of the Building notified in writing to the Tenant shall not in itself constitute a breach of this covenant.

9.                                      Overloading and damage

Not to overload the Premises nor damage overload or obstruct any Service Media or the Retained Premises

10.                               Fire precautions

10.1                        To comply with all requirements from time to time of any competent authority in relation to fire precautions and means of escape affecting the Premises and to keep sufficient firefighting and extinguishing apparatus and fire alarm and smoke detection apparatus in and about the Premises open to inspection and properly maintained and not to obstruct the access to or means of working them nor any means of escape from the Premises

10.2                        Whenever requested by the Landlord to provide copies of or make available for inspection any records in relation to the Premises (including any underlet part of the Premises) made for the purposes of complying with the Regulatory Reform (Fire Safety) Order 2005 including any records of findings following a fire risk assessment of the Premises (or any underlet part)

11.                               Prohibited use and nuisance

11.1                        Not to use the Premises for any noisy offensive dangerous illegal or immoral purpose nor for residential or sleeping purposes nor for gambling or betting PROVIDED THAT the use of the Premises as laboratories for research and development activities shall not in itself be a breach of this covenant

11.2                        Not to hold on the Premises any political meeting or public show or spectacle or any sale by auction

11.3                        Not to do anything on the Premises or on any part of the Common Parts or any land or building over which any right granted by this Underlease is exercised which may cause a legal nuisance damage or disturbance or obstruction to the Landlord or any occupier of any other part of the Building or any owner or occupier of other land PROVIDED THAT the use of the Premises for as laboratories for research and development activities shall not in itself be a breach of this covenant

11.4                        Not to use the Premises as a government or government agency claims office where members of the public may call without appointment

11.5                        Not to permit the Premises to be occupied or used by any person entitled to sovereign diplomatic or similar immunity

12.                               Permitted Use

Not to use the Premises otherwise than for the Permitted Use

13.                               Alterations

13.1                        Not (except as may be authorised under paragraphs 13.2 and 14 of this schedule) to make any alteration or addition to the Premises nor to erect any telecommunications mast at the Premises

13.2                        Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld and to be given by deed unless the requirement for a deed is expressly waived by the Landlord in writing):-

13.2.1              to make any internal non-structural alteration or addition to the Premises except that no such consent will be required for the Tenant to install alter or remove non-structural demountable non-combustible office partitioning which does not adversely affect any firefighting lighting heating cooling ventilating or air conditioning equipment or system serving the Retained Premises

13.2.2              to erect on the exterior of the Premises any pole mast aerial dish security equipment or similar apparatus

13.2.3              to make any alteration or addition to the Premises which in the Landlord’s reasonable opinion materially adversely affects the energy efficiency or Asset Rating or (where applicable) the Operational Rating of the Premises or the Building

PROVIDED ALWAYS THAT before giving consent under this paragraph the Landlord may require the submission by the Tenant to the Landlord of sufficient information to enable the Landlord to assess the impact of the proposed alteration on the energy efficiency or Asset Rating or (where applicable) the Operational Rating of the Premises or the Building

13.3                        Not to impede access to any Service Media

13.4                        To supply to the Landlord all plans and specifications necessary to identify any proposed works whether or not requiring the consent of the Landlord and to carry out such works only in accordance with such plans and specifications in a good and workmanlike manner and (if the Landlord’s consent is required but not otherwise) to the reasonable satisfaction of the Landlord

13.5                        After commencing any alterations (whether or not they require the consent of the Landlord) to complete them within such period as the Landlord may reasonably require and in any event before the end of the Term

13.6                        To pay to the Landlord on demand the cost of any works to the Heating Systems that may be required as a result of any alterations carried out by the Tenant

13.7                        On completion of any alterations and if required by the EPB Regulations to obtain a valid EPC for the Premises and deliver a copy to the Landlord within 7 days of its receipt together with details of the reference number of such EPC (if not apparent from the copy)

13.8                        If the Tenant fails to observe the covenants contained in this paragraph the Landlord may enter the Premises and reinstate or remove any unauthorised alterations additions equipment or systems and make good all damage caused by such reinstatement or removal and the cost of such work (including Landlord’s Expenses) is to be repaid by the Tenant and recoverable by the Landlord as a debt on demand

14.                               Signs and advertisements

Not to exhibit any form of flag sign advertising or notification material which is visible from the exterior of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld)

15.                               Easements

15.1                        Not to obstruct any window or light or abandon any easement from time to time enjoyed by the Premises

15.2                        Upon becoming aware to give immediate written notice to the Landlord of any encroachment on or circumstance which might result in the acquisition of any easement or other right over the Premises and at the Landlord’s entire cost to take or join in such proceedings or take such other steps as the Landlord may reasonably require to prevent any such acquisition

16.                               Alienation

16.1                        Not to:-

16.1.1              part with or share possession or occupation of the whole or any part of the Premises except as may be permitted in accordance with the provisions of this paragraph 16

16.1.2              hold the whole or any part of the Premises on trust for another

16.1.3              assign sub-underlet or charge any part of the Premises as distinct from the whole

16.1.4              charge the whole of the Premises without the prior written consent given by deed of the Landlord (such consent not to be unreasonably withheld or delayed) save in respect of a floating charge to a bona fide financial institution in which case no consent is required

16.1.5              assign the whole of the Premises without the prior written consent given by deed of the Landlord (such consent not to be unreasonably withheld or delayed) PROVIDED THAT the Landlord will be entitled (for the purposes of section 19(1A) of the Landlord and Tenant Act 1927):-

(a)                                 in addition to any other reasonable ground to withhold its consent in any of the circumstances set out in paragraph 16.3

(b)                                 in addition to any other reasonable condition to impose all or any of the matters set out in paragraph 16.4 as a condition of its consent

16.2                        The Landlord may abandon any of the circumstances set out in paragraph 16.3 and/or any of the conditions set out in paragraph 16.4 by giving written notice to that effect to the Tenant and from such time any circumstance or condition specified in the notice will be deemed to be deleted and of no further effect

16.3                        The circumstances referred to in paragraph 16.1.5(a) are as follows:-

16.3.1              Where the proposed assignee is a Group Company or where the proposed assignee is an associated company of the Tenant (within the meaning of section 449 of the Corporation Tax Act 2010) and the Landlord reasonably considers that the proposed assignee is of materially lesser financial standing (as reported in their respective last three years profit and loss accounts and balance sheets) than the Tenant (aggregated with any surety or sureties for the Tenant ) measured at:-

(a)                                 either the date of this Underlease or at the date of the last permitted assignment (whichever is applicable) or

(b)                                 (if the financial standing of the Tenant aggregated with any surety as referred to above is then greater) the date of the application to the Landlord for consent to the proposed assignment and the proposed assignee does not provide additional financial security reasonably satisfactory to the Landlord to account for the said material difference in financial standing

16.3.2              Where the proposed assignee is the Surety

16.3.3              where the proposed assignee’s surety is a surety under this Lease

16.3.4              where the proposed assignee’s surety or guarantor is a party who remains liable under the tenant covenants under this Lease immediately prior to the assignment (but not a party giving the guarantees under paragraphs 16.3.1 and/or 16.3.2 of this schedule)

16.4                        The conditions referred to in paragraph 16.1.5(b) are as follows:-

16.4.1              That where reasonable the Tenant enters into an authorised guarantee agreement (as defined in section 16 of the 1995 Act) containing (inter alia) provisions in substantially the same terms as those set out in schedule 7 subject to such amendments as the Landlord may reasonably require or as may be required to keep the agreement within the definition

16.4.2              That the surety (if any) (surety here meaning only the surety for the assigning tenant) is made a party to any authorised guarantee agreement entered into by the Tenant under paragraph 16.4.1 to guarantee the performance of the obligations of the Tenant under such authorised guarantee agreement on such terms as the Landlord may reasonably require

16.4.3              That all Rents due prior to the date of the assignment are paid to the Landlord by such date

16.4.4              That the proposed assignee provides a surety or sureties reasonably acceptable to the Landlord (if so reasonably required by the Landlord) to covenant with the Landlord in the terms contained in schedule 7 (mutatis mutandis)

16.5                        Not to sub-underlet the whole of the Premises without the prior consent given by deed of the Landlord (such consent not to be unreasonably withheld or delayed) nor without procuring that:-

16.5.1              prior to the grant of any sub-underlease the sub-undertenant will execute a deed containing direct covenants with the Landlord

(a)                                 to perform and observe the obligations of the sub-undertenant in the sub-underlease and the obligations of the Tenant under this Underlease (other than the obligation to pay the Rents) and

(b)                                 (if the liability of the Tenant is disclaimed by or on behalf of the Tenant and if so required by the Landlord by written notice to the sub-undertenant within four months after such disclaimer) to take from the Landlord and execute and deliver to the Landlord a counterpart of a new underlease of the Premises or the premises sub-underlet as the case may be for the residue of the term of the sub-underlease unexpired at the date of such disclaimer at the same rents as are reserved from time to time by and subject to substantially the same covenants and provisions as are contained in the relevant sub-underlease and the sub-undertenant will on demand pay the Landlord’s Expenses in connection with such new underlease

16.5.2              any sub-undertenant will (if the Landlord reasonably requires) provide a surety or sureties reasonably acceptable to the Landlord to guarantee the due performance by the sub-undertenant of its obligations in the sub-underlease in substantially the terms contained in schedule 7

16.5.3              each sub-underlease will be at a rent which will:-

(a)                                 be not less than the open market rental value (without taking or giving a fine or premium or other valuable consideration) reasonably obtainable for the Premises at the time such sub-underlease is granted

(b)                                 not be commuted or be payable more than one quarter in advance

16.5.4              each sub-underlease will contain covenants by the sub-undertenant:-

(a)                                 not to assign further sub-underlet or charge any part of the premises sub-underlet as distinct from the whole

(b)                                 not to part with possession or share the occupation of the whole or any part of the premises sub-underlet save by way of an assignment of the whole of them

(c)                                  not to assign or charge the whole of the premises sub-underlet without obtaining the prior consent given by deed of the Landlord (such consent not to be unreasonably withheld or delayed)

(d)                                 not to assign the whole of the premises sub-underlet without the assignee executing a deed containing direct covenants with the Landlord in the same terms as those set out in paragraph 16.5.1

16.5.5              each sub-underlease will otherwise be on terms corresponding with this Underlease (except the obligation to pay the Rents)

16.5.6              each sub-underlease contains an agreement validly excluding in relation to itself the provisions of sections 24 to 28 (inclusive) of the 1954 Act in accordance with section 38A of the 1954 Act

16.6                        Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) to vary or waive the terms or to accept any surrender of any sub-underlease and to take all steps necessary to enforce such terms

16.7                        Nothing contained in this paragraph will prevent the Tenant from sharing occupation of the Premises with any Group Company if the following conditions are fulfilled:-

16.7.1              Prior written notice is given to the Landlord of the intended occupation by the Group Company

16.7.2              No tenancy is created between the Tenant and the Group Company

16.7.3              The right of the Group Company to share occupation of the Premises will determine upon either the Tenant or the Group Company ceasing to be members of the same group (within the definition of Group Company contained in clause 1.1)

17.                               Register Underlease and devolutions

17.1                        Within one month of the creation or disposition of any interest in or charge over the Premises to give written notice of it to the Landlord and produce a certified copy of any relevant document and to pay a reasonable registration fee not exceeding £50.00 plus VAT if demanded

18.                               Information about the Premises

18.1                        From time to time on demand to provide the Landlord with full particulars of all interests in the Premises

18.2                        To disclose such information as the Landlord may from time to time require in relation to any application or request made or particulars produced to the Landlord

18.3                        If so requested by the Landlord to provide the Landlord with a copy of any air-conditioning inspection report relating to any air-conditioning system serving the Premises and obtained by the Tenant as the relevant person under the EPB Regulations

19.                               Landlord’s costs

To pay to the Landlord on an indemnity basis all costs claims demands and expenses (including all Landlord’s Expenses) properly incurred by the Landlord in contemplation of or in relation to or as a result of:-

19.1                        any notice under sections 146 or 147 of the Law of Property Act 1925 and/or any proceedings pursuant to such notice (even if forfeiture is avoided otherwise than by relief granted by the court)

19.2                        the preparation and service of any schedule of dilapidations during or within four months after the end of the Term

19.3                        any breach of any obligation of the Tenant under this Underlease

19.4                        any application for consent under this Underlease (except where consent is determined to have been unlawfully withheld) provided that any such costs must be reasonable

19.5                        the provision of any information or assistance requested by the Tenant in connection with the supply or preparation of an EPC or DEC for the Premises provided that any such costs must be reasonable

20.                               Statutory requirements

20.1                        At its own expense to comply with statute common law and all relevant codes of practice in relation to the Premises (whether or not such requirements are imposed upon the owner occupier or any other person)

20.2                        To pay to the Landlord a due and fair proportion (to be determined by the Landlord acting reasonably) of all Landlord’s Expenses in relation to compliance with such requirements or notices where they relate both to the Premises and to other land

21.                               Planning

21.1                        To comply in all respects with the Planning Acts

21.2                        Not to make any application under the Planning Acts without the prior written consent of the Landlord (such consent not to be unreasonably withheld)

21.3                        To supply the Landlord with a copy of such application and copies of any plans and drawings submitted in connection with it and to keep the Landlord fully informed of the progress of any such application and its result

21.4                        Not to initiate any development permitted as a result of any application under the Planning Acts without the prior written consent of the Landlord (such consent not to be unreasonably withheld)

21.5                        Not to enter into any agreement or obligation or serve any purchase notice under the Planning Acts without the prior written consent of the Landlord

22.                               Energy Performance Certificates

22.1                        To allow the Landlord and/or any person authorised by it to have access to all documentation data and information in the Tenant’s possession or under its control reasonably required in order to:-

22.1.1              prepare an EPC for the Building

22.1.2              prepare a DEC for the Building (where appropriate)

22.1.3              comply with any duty imposed upon the Landlord under the EPB Regulations and to co-operate with the Landlord and any persons so authorised so far as is reasonably necessary to enable them to carry out such functions

22.2                        Where the Tenant wishes or is required by the EPB Regulations to obtain an EPC for the Premises (save where the provisions of paragraph 13.7 of this schedule apply):-

22.2.1              to notify the Landlord in writing before obtaining an EPC and if in response to such notice the Landlord confirms that it holds a valid EPC for the Premises or the Building to use such EPC for so long as it remains valid under the EPB Regulations and to reimburse the Landlord the reasonable cost of providing a copy of such EPC to the Tenant

22.2.2              if the Tenant obtains an EPC that invalidates or materially adversely affects any valid EPC for the Premises or the Building held by the Landlord of which the Tenant has notice to indemnify the Landlord in respect of any loss suffered as a consequence of the Tenant’s action including (at the Landlord’s discretion) the cost of obtaining a replacement EPC

22.2.3              to provide the Landlord with a copy of any EPC or DEC within 7 days of its receipt together with details of the reference number of such EPC or DEC (if not apparent from the copy)

23.                               Wireless Data Services

Not to operate Wireless Data Services so as to interfere with the lawful provision of Wireless Data Services in any other Lettable Premises or in any part of the Retained Premises or any adjoining or neighbouring premises

24.                               Notices

Within seven days of receipt (or sooner if required) to produce to the Landlord full particulars of any notice order permission or proposal in relation to the Premises and at the entire cost and reasonable request of the Landlord to make or join with the Landlord in making such objections or representations in respect of it as the Landlord reasonably requires save where to do so would materially adversely affect the Tenant’s commercial interests at the Premises

25.                               Indemnity

To indemnify the Landlord against all actions proceedings claims demands direct losses costs expenses damages and liability (including any liability for any injury to any person or damage to any land or other property) and any court or tribunal orders or awards arising from any breach of any obligation of the Tenant under this Underlease or the state and condition of the Premises for which the Tenant is responsible or any use of the Premises or any act or omission of the Tenant provided that this indemnity shall not obviate the Landlord’s common law duty to mitigate its loss

26.                               Notice boards

To permit the Landlord to fix and retain on the Premises a notice board (during the last six months of the Term) for the re-letting of the Premises and (at any time) for the sale of the Landlord’s interest and to permit all persons authorised by the Landlord to view the Premises at reasonable hours upon reasonable notice provided that any such notice does not interfere with access of light to the Premises

27.                               Incumbrances

To comply with all covenants and other matters relating to the Premises or to any of the rights granted by this Underlease so far as contained or referred to in any documents specified in schedule 6 and so far as they are enforceable

28.                               The Common Parts and regulations

28.1                        Not to park any vehicle on or so as to obstruct any roadways within the curtilage of the Building

28.2                        Not to park any vehicle on any car parking spaces or areas within the curtilage of the Building other than the car parking areas within the Common Parts

28.3                        Not to use the car parking areas within the Common Parts for the storage (whether temporary or permanent) of any materials or goods or the servicing repair or cleaning of any vehicle nor to permit petrol oil or other deleterious materials to be emptied on such spaces

28.4                        Not to use any toilets within the Common Parts other than the Toilets

28.5                        Not to obstruct the Common Parts

28.6                        To comply with such reasonable regulations as the Landlord may from time to time make and notify to the Tenant in writing for the proper management of the Building and in case of any conflict between such regulations and this Underlease the terms of this Underlease will prevail

29.                               Value Added Tax

29.1                        To pay all Value Added Tax in respect of all taxable supplies made to the Tenant under this Underlease or as the case may be to repay to the Landlord any Value Added Tax borne by the Landlord in respect of taxable supplies made to the Landlord (except to the extent in the latter case to which the Landlord recovers it) and in every case where under this Underlease the Tenant is obliged to pay an amount of money such amount shall be regarded as being exclusive of all Value Added Tax from time to time payable on it and the Landlord shall supply a valid VAT invoice to the Tenant in accordance with its statutory obligations

29.2                        Not to take any action or permit any action to be taken which would result in the disapplication of the Landlord’s option to tax (if applicable)

30.                               Superior Lease

30.1                        Not to do omit suffer or permit in relation to the Premises any act or thing which would or might cause the Landlord to be in breach of the Superior Lease or which if done omitted suffered or permitted by the Landlord would or might constitute a breach of the obligations of the lessee contained in the Superior Lease or in any lease or leases superior to the Superior Lease

30.2                        Without prejudice to the generality of the foregoing to operate its business at the Premises in accordance with the Ethos

Schedule 3

Landlord’s covenants

1.                                      Quiet enjoyment

That the Tenant paying the Rents and complying with its other obligations under this Underlease may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for it

2.                                      Superior Lease

To pay the rents reserved by the Superior Lease and perform the covenants on the part of the tenant contained in the Superior Lease

At the request of the Tenant (and subject to the Tenant providing a suitable indemnity for costs) to use all reasonable endeavours to enforce any obligations of the Superior Lessor to the Landlord

3.                                      Superior Lease

If the Superior Lease is surrendered, the Landlord shall from the date of the surrender perform or procure the performance of obligations equivalent to the Superior Landlord’s covenants immediately prior to the surrender of the Superior Lease

4.                                      Superior Landlord’s consent

At the expense of the Tenant to take reasonable steps to obtain the consent of the Superior Landlord whenever the Tenant makes an application for any consent required under this Underlease where the consent of the Superior Landlord to such an application is also required under the Superior Lease

5                                         Exercising rights of entry

Prior to exercising any of the rights of entry to the Premises reserved by paragraphs 1 and 2 of part 3 of Schedule 1 the Landlord shall (save in case of emergency) first agree with the Tenant (both parties acting reasonably) the time and duration of such entry into the Premises having regard to the sensitive experiments that will be carried on from time to time in the Premises and the Tenant shall use all reasonable endeavours to permit the Landlord to enter the Premises within 48 hours of the Landlord’s request save where the Tenant’s experiments will bona fide prevent the Landlord from accessing the Premises within such time period in which case the Tenant shall permit the Landlord to enter as soon as reasonably possible thereafter.

Schedule 4

Provisos

1.                                      Re-entry

Without prejudice to any other right remedy or power of the Landlord it will be lawful for the Landlord or any person authorised by the Landlord to re-enter the Premises (or any part of them in the name of the whole) if:-

1.1                               any Rents remain unpaid for twenty one days (whether formally demanded or not) or

1.2                               there is any breach of any obligation of the Tenant under this Underlease or

1.3                               the Tenant and/or the Surety (if any) becomes insolvent meaning:-

1.3.1                     in relation to a body corporate:-

(a)                                 a winding-up resolution is passed by a meeting of its members (otherwise than in connection with a member’s voluntary winding up for the purposes of an amalgamation or a reconstruction that has the prior written approval of the Landlord) or

(b)                                 a resolution is passed by a meeting of its directors to seek a winding up order or an administration order or to appoint an administrator or

(c)                                  a winding up or administration order is made or

(d)                                 it issues or its directors or the holder of a qualifying floating charge (as defined in Schedule B1 of the Insolvency Act 1986) issues a notice of appointment or of intention to appoint an administrator or

(e)                                  it becomes subject to any voluntary arrangement or its directors take steps to obtain a moratorium (whether under Part I of the Insolvency Act 1986 or otherwise)

and sub-paragraphs (a) to (c) above shall also apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended) and to a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) or

1.3.2                     in relation to an individual and where the relevant party is comprised of one or more individuals (whether or not in partnership together) in relation to any one of them:-

(a)                                 a bankruptcy order is made against him

(b)                                 a voluntary arrangement is made under Part VIII of the Insolvency Act 1986 or

1.3.3                     in relation to any party:-

(a)                                 a receiver (administrative or otherwise) is appointed over all or part of their assets or

(b)                                 possession is taken of all or substantially all of their assets by a secured party or they become subject to an execution attachment sequestration or other legal order over all or substantially all of their assets or

(c)                                  they make any general assignment composition or arrangement with or for the benefit of all or some of their creditors or

(d)                                 they are unable to make payments to all or some of their creditors or

1.3.4                     any analogous or equivalent proceedings actions or events to those referred to in paragraphs 1.3.1 to 1.3.3 above are instituted or occur in any jurisdiction other than England and Wales

AND upon re-entry the Term will terminate but without prejudice to any claim by the Landlord in respect of any antecedent breach of any obligation of the Tenant under this Underlease

2.                                      Exclusions

2.1                               Except where expressly granted by this Underlease the Tenant will not have:-

2.1.1                     the benefit of any easement right or privilege

2.1.2                     the benefit of or the right to enforce or to prevent the release or the modification of any covenant agreement or condition benefiting the whole or any part of the Building to which any land not comprised in the Building may from time to time be subject or

2.1.3                     the benefit of or the right to enforce or to prevent the release or the modification of any covenant agreement or condition entered into by any tenant of any other Lettable Premises

2.2                               The Landlord gives no express or implied warranty that the Premises are suitable for the Tenant’s purposes or that the Permitted Use will be or remain a lawful or authorised use under the Planning Acts or otherwise

2.3                               So far as the law allows the right of the Tenant (or any sub-undertenant) to compensation on quitting the Premises is excluded

2.4                               Each of the provisions of this Underlease is severable and if any such provision is or becomes illegal invalid or unenforceable in any respect under the law of any jurisdiction that fact will not affect or impair the legality validity or enforceability in that jurisdiction of the other provisions of this Underlease or of that or any provision of this Underlease in any other jurisdiction

2.5                               Nothing in this Underlease will be read or construed as excluding any liability or remedy in respect of fraud

3.                                      Acceptance of rents

If the Landlord has reasonable grounds for believing that the Tenant is in breach of any of its obligations under this Underlease and refrains from demanding or accepting Rents then interest will be payable by the Tenant at two per cent per annum above the Interest Rate on such Rents for the period during which the Landlord so refrains such interest to be calculated on a daily basis

4.                                      Notices

Any notice under or in relation to this Underlease will be deemed (whether or not that is actually the case) to be a notice required to be served for the purposes of section 196(5) of the Law of Property Act 1925 and the provisions of section 196 of that Act will extend to any such notice accordingly

5.                                      Indemnity provisions

Where in this Underlease the Tenant and/or any Surety agrees to indemnify the Landlord the indemnity will be subject to the following terms:-

5.1                               the Landlord will promptly give written notice to the Tenant and/or the Surety (as appropriate) of any claim demand or proceedings of which the Landlord is aware and which the Landlord reasonably considers may be covered by an indemnity contained in this Underlease (for the purposes of this paragraph 5 a “Claim”)

5.2                               the Landlord will promptly give the Tenant and/or the Surety all details of any Claim as are in its possession or actual knowledge or which could reasonably be obtained by the Landlord

5.3                               the Landlord will keep the Tenant and/or the Surety informed as to the progress of any Claim and will have proper regard to the Tenant’s and/or the Surety’s written representations to the Landlord regarding the Claim

5.4                               to the extent to which the Landlord is able to do so (having regard to the ability of the Landlord to settle or compromise a Claim without the involvement of the Insurers of the Building) the Landlord will not settle or compromise any Claim without the consent of the Tenant and/or the Surety (such consent not to be unreasonably withheld by either the Tenant or the Surety) except under an order of the Court (other than a consent order)

6.                                      Landlord’s right to redevelop

The Landlord will be free to build on and use any other part of the Building and any nearby or adjoining land or buildings of the Landlord in any way notwithstanding that such building or use results in any reduction in the flow of light air access to and/or amenities enjoyed by the Premises PROVIDED THAT reasonably acceptable and convenient alternative means of access and/or amenities are provided and that the Tenant’s use and enjoyment of the Premises for the Permitted Use is not materially adversely affected thereby

7.                                      Tenant’s property

7.1                               If any property of the Tenant remains at the Premises after the Tenant has vacated the Premises following the end of the Term and the Tenant fails to remove it within 7 days after a written request from the Landlord or if having made reasonable efforts the Landlord is unable to locate the Tenant within 14 days from the first attempt to make such request then the Landlord may sell such property as the agent of the Tenant

7.2                               The Landlord will account to the Tenant for the proceeds of sale of such property within 14 days of the date of sale less the costs incurred in connection with such sale PROVIDED THAT if having made reasonable efforts the Landlord is unable to locate the Tenant then the Landlord may retain the proceeds of sale absolutely unless the Tenant claims them (less the costs of sale) within 6 months of the end of the Term

7.3                               The Tenant will indemnify the Landlord against any liability incurred to any third party whose property is sold by him in the mistaken belief held in good faith that the property belonged to the Tenant

8.                                      Third party rights

8.1                               Nothing in this Underlease is intended to confer on any person any right to enforce any term of this Underlease which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999 save as provided in paragraphs 8.2 and 8.3 below

8.2                               The Landlord and the Tenant agree that the Superior Lessor may in its own right enforce paragraph 30.2 of schedule 2 to this Underlease subject to and in accordance with the provisions of paragraph 8.3 below and the provisions of the Contracts (Rights of Third Parties) Act 1999

8.3                               No right of the Landlord and the Tenant to agree any amendment variation waiver or settlement under or arising from or in respect of this Underlease will be subject to the consent of any person who has rights under this Underlease solely by virtue of the Contracts (Rights of Third Parties) Act 1999

9.                                      Common Parts

The Landlord acting reasonably may from time to time change the location area or arrangements for use by the Tenant of any part of the Common Parts or Service Media so long as there remains available for the benefit of the Premises rights reasonably commensurate with those granted by this Underlease and that the Tenant’s use and enjoyment of the Premises for the Permitted Use is not materially adversely affected thereby

10.                               Data Protection Act consent

For the purposes of the Data Protection Act 1998 or otherwise the Tenant and any Surety agree that information held by the Landlord relating to this Underlease may be disclosed to third parties in connection with the management of and/or any disposal or other dealing with the whole or any part or parts of the Landlord’s interest in the Building

11.                               Environmental Liability

11.1                        In this paragraph 11:

“Contaminated Land Regime” means the contaminated land regime under Part 2A of the Environmental Protection Act 1990 (as amended from time to time) and any statutory instrument or guidance issued under it (from time to time)

“Enforcing Authority” means the relevant regulator for the Premises under the Contaminated Land Regime

“Environment” means the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media

“Environmental Law” means all applicable laws, statutes, secondary legislation, bye-laws, common law, directives, treaties, judgments and decisions of any court or tribunal, codes of practice compliance with which is a legal requirement (as amended from time to time) in so far as they relate to the protection of the Environment

“Hazardous Substances” means any substance in solid, liquid or gaseous form which, alone or in combination with others, is capable of causing harm to the Environment

11.2                        Notwithstanding any other provisions in this Lease, the Landlord and Tenant agree that:

11.2.1              between the Landlord and the Tenant, the Landlord shall assume any liability under Environmental Law (including, without limitation, any liability under the Contaminated Land Regime) arising in respect of Hazardous Substances in, on, under or migrating from the Premises or the Building before the date of this Lease but the Tenant will have the burden of proof to show that any such Hazardous Substances existed prior to the date of this Lease and were not caused or knowingly permitted by the Tenant (and for the avoidance of doubt where the Tenant fails to establish this the Tenant shall assume such liability);

11.2.2              the provisions of this paragraph constitute an agreement on liabilities under the Contaminated Land Statutory Guidance published by the Department for Environment, Food and Rural Affairs in April 2012;

11.2.3              if the Enforcing Authority serves a notice under the Contaminated Land Regime on either party, either party may produce a copy of this paragraph to that Enforcing Authority for the purposes of paragraph 7.29 of the Contaminated Land Statutory Guidance (or any equivalent provisions under statutory guidance which replaces or amends it), regardless of any confidentiality agreement that may exist between the parties relating to this Lease or any of its provisions;

11.2.4              Neither party shall challenge the application of the agreement on liabilities set out in this paragraph

Schedule 5

Insurance

1.                                      Covenant to insure and reinstate

1.1                               Without prejudice to the generality of paragraph 2 of schedule 3 the Landlord covenants with the Tenant to take all reasonable steps to comply with its obligations under the Superior Lease to insure the Building at all times and to reinstate and rebuild in accordance with the provisions of the Superior Lease in the event that the Premises or any Common Parts reasonably required for the use of the Premises or any parts thereof are damaged or destroyed by any Insured Risk save to the extent that the insurance is vitiated by some act or default of the Tenant and SUBJECT TO the payment by the Tenant to the Landlord of any money payable under paragraph 4 of this schedule which the Landlord will (following such payment) lay out in such reinstatement or rebuilding

1.2                               The Landlord will produce to the Tenant on request (but not more often than once in any period of twelve months) reasonable evidence from the Insurers of the terms and subsistence of any policy or policies of such insurance and details of any material changes

1.3                               The Tenant will give the Landlord written notice of the estimated reinstatement cost of any fixtures and fittings installed from time to time by the Tenant which may become landlord’s fixtures and fittings

1.4                               The Landlord will use all reasonable endeavours to procure that the terms of the insurance of the Building allow the Tenant’s interest to be noted on the policy or provide for automatic noting in the event of a claim and contain a waiver by the Insurers of rights of subrogation against the Tenant on such terms as are available from the Insurers

1.5                               The Landlord will at all times insure against loss of the Yearly Rent for a period of three years

2.                                      Insurance Rent

The Tenant will pay to the Landlord the Insurance Rent in accordance with clause 2.2.1

3.                                      Reinstatement prevented and determination

3.1                               If at the date that is three years from and including the date of damage or destruction all destruction or damage by any Insured Risk to the Building or any of the Common Parts reasonably required for the use of the Premises in accordance with this Underlease has not been made good and the Premises are still unfit for or incapable of occupation and use the Landlord or the Tenant may by written notice to the other given at any time within six months after such date and whilst the Premises are still unfit for use terminate the Term with immediate effect and the Landlord will be entitled to all the insurance money PROVIDED THAT  such termination will be without prejudice to any claim in respect of any antecedent breach of the obligations under this Underlease

3.2                               any such notice given by the Tenant will only have effect if the Tenant has complied with its obligations under paragraph 4 of this schedule and any such notice given by the Landlord will only have effect if the Landlord has complied materially with its obligations at paragraph 1.1 of this schedule

4.                                      Further payments by the Tenant

4.1                               If the payment of any insurance money is refused owing to some act or default of the Tenant the Tenant will pay to the Landlord the amount so refused within fourteen days of demand

4.2                               If any excess to which any policy of insurance relating to the Premises is subject becomes applicable, where the insurance claim in respect of which the excess is payable relates to the whole or any part of the Premises and/or the whole or any part of the Common Parts the Tenant will pay to the Landlord the amount of such excess or a fair proportion of the total excess which applies to the Building within fourteen days of written demand

5.                                      Suspension of Rent

If any part of the Building or any of the Common Parts reasonably required for the use of the Premises in accordance with this Underlease are destroyed or damaged by any Insured Risk so as to render the Premises or a material part thereof unfit for or incapable of occupation and use or inaccessible the Rent or a fair proportion of it according to the nature and extent of the damage sustained will be suspended (save to the extent that the insurance money is irrecoverable owing to some act or default of the Tenant) until the Premises cease to be unfit for or incapable of occupation and use and/or inaccessible or three years from the date of damage or destruction (whichever is the earlier) PROVIDED THAT  any dispute as to the extent proportion or period of such suspension will be determined by an arbitrator to be agreed upon by the Landlord and by the Tenant or at the request of either of them to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996

6.                                      Benefit of other insurances

The Tenant will apply all money which it receives by virtue of any insurance of the Premises in making good the loss or damage in respect of which it has been received

7.                                      Insurance becoming void

The Tenant will:-

7.1                               not cause any policy of insurance covering the Premises or any other land to become void or voidable or the rate of premium of any such policy to be increased

7.2                               comply with all requirements from time to time of the Insurers in relation to the Premises which have been notified in writing to the Tenant

8.                                      Notice by Tenant

The Tenant will give written notice to the Landlord as soon as practicable after it becomes aware of any event which might affect or give rise to a claim under any policy of insurance covering the Premises

9.                                      Uninsured Risks

If the Premises are wholly or substantially damaged or destroyed by a risk that was an Insured Risk at the date of this Lease but, at the date of the damage to or destruction of the Premises, insurance is no longer available in respect of that risk through reputable and substantial insurers at normal commercial rates:

9.1                               the provisions of paragraph 1 of this Schedule will apply as if the damage to or destruction of the Premises had been caused by an Insured Risk and will continue to apply until the Premises have been rebuilt and reinstated and are fit for occupation and use;

9.2                               neither the Landlord nor the Tenant will be under any obligation to repair, decorate, rebuild or reinstate the Premises or to contribute towards the costs of doing so except in accordance with the terms of this paragraph 9

9.3                               this Lease will end on the date one year after the date of the damage to or destruction of the Premises unless, during that year, the Landlord serves a notice on the Tenant in which the Landlord elects either to reinstate or rebuild the Premises or to end this Lease on an earlier date

9.4                               if the Landlord elects to reinstate or rebuild the Premises, it will do so at its own cost and expense and the provisions of paragraphs 1 and 3 of this Schedule will apply as if the damage was caused by an Insured Risk and as if the reference to the date of expiry of the Landlord’s loss of rent insurance were to the date that is three years after the date of the Landlord’s election to reinstate the Premises; and

9.5                               the provisions of paragraph 5 will apply as if the damage was due to an Insured Risk

Schedule 6

The matters and the documents (if any) containing incumbrances to which the Premises are subject

1                                         The Premises are let subject to all matters referred to in the agreement for the grant of this Underlease dated 15 June 2016 and made between the Landlord (1) the Tenant (2) and the Surety (3)

2.                                      The incumbrances contained in the entries in the property and charges registers of title number CB303470 as at the date of this Lease and title number CB406367 as at the date of this Lease (except in either case charges to secure the repayment of money)

Schedule 7

Covenants by Surety

1.                                      The Surety will procure the punctual payment of the Rents and the observance and performance of all the obligations of the Tenant under this Underlease and any authorised guarantee agreement given by the Tenant upon any assignment of this Underlease and in the case of any default the Surety will on demand pay such Rents and observe and perform such obligations as if the Surety instead of the Tenant were liable therefor as a principal obligor and not merely as a surety

2.                                      The Surety agrees with the Landlord as a primary obligation to keep the Landlord indemnified on demand against all actions proceedings claims demands losses costs expenses damages and liability arising from any failure by the Tenant to pay the Rents and/or observe and perform such obligations or as a result of any obligation of the Tenant under this Underlease being or becoming unenforceable

3.                                      The Surety agrees with the Landlord that this guarantee will take effect immediately on the grant (or the assignment as appropriate) of this Underlease to the Tenant and will remain in force until the Tenant is released by law (otherwise than by disclaimer) from liability under or in respect of this Underlease

4.                                      If the liability of the Tenant is disclaimed by or on behalf of the Tenant the Surety will (if so required by the Landlord by written notice to the Surety within four months after such disclaimer) take from the Landlord and execute and deliver to the Landlord a counterpart of a new underlease of the Premises for the residue of the Contractual Term unexpired at the date of such disclaimer at the same Rents as are reserved from time to time by and subject to the same covenants and provisions as are contained in this Underlease (mutatis mutandis) and the Surety will on demand pay the Landlord’s Expenses in connection with such underlease

5.                                      Without prejudice to any other rights the Landlord may have against the Surety under this Underlease or at common law if the Landlord does not require the Surety to take a new underlease of the Premises pursuant to paragraph 4 of this schedule the Surety will nevertheless on demand pay to the Landlord a sum equal to the Rents that would have been payable but for the disclaimer during the period of twelve months from and including the date of the disclaimer (or until the end of the Term if that occurs sooner) less any Rents received by the Landlord from reletting the Premises and the Surety will on demand pay the Landlord’s Expenses and agents’ fees in connection with such reletting

6.                                      The insolvency of the Tenant will not affect the liability of the Surety under this Underlease and any money received or recovered by the Landlord from the Surety may be placed in a separate or suspense account by the Landlord without any obligation on the Landlord to apply it in or towards the discharge of the Tenant’s obligations under this Underlease so as to preserve the Landlord’s right to prove in any insolvency of the Tenant in respect of the whole of the Tenant’s indebtedness to the Landlord under this Underlease

7.                                      If any claim is made against the Surety by the Landlord in relation to the obligations of the Surety under this Underlease the Surety will not make any claim against the Tenant for an indemnity if the Tenant becomes the subject of any voluntary arrangement (whether under Part I of the Insolvency Act 1986 or otherwise)

8.                                      The Surety will at the request of the Landlord execute any document supplemental to or entered into pursuant to this Underlease to acknowledge that the Surety is bound and that the rights of the Landlord are not affected and the obligations of the Surety are not released by such document

9.                                      The obligations of the Surety under this Underlease are in addition to any other right or remedy of the Landlord and will not be discharged diminished or in any way affected by:-

9.1.                            any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in obtaining payment of the Rents or enforcing the obligations of the Tenant under this Underlease or

9.2.                            any refusal by the Landlord to accept Rents tendered at a time when the Landlord was entitled (or would after service of the appropriate statutory notice have been entitled) to re-enter the Premises or

9.3.                            any surrender by the Tenant of part of the Premises in which event the liability of the Surety will continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under section 140 of the Law of Property Act 1925 or

9.4.                            any variation of this Underlease or other act omission matter or thing (other than a release by deed given by the Landlord and subject always to the provisions of section 18 of the 1995 Act) by which but for this provision the obligations of the Surety under this Underlease would have been so discharged diminished or affected

10.                               The Surety will join as a party to any authorised guarantee agreement given by the Tenant pursuant to the alienation provisions of this Lease to guarantee the performance of the Tenant’s obligations under such authorised guarantee agreement on such terms as the Landlord may reasonably require

11.                               Any provision of this schedule rendered void or unenforceable by the 1995 Act is to be severed from all remaining provisions which are to be preserved

Schedule 8

Services and the Service Charge

Part 1

The Service Charge

1.             Definitions

In this schedule the following expressions have the following meanings unless the context otherwise requires:-

“Annual Expenditure”: the aggregate expenditure properly incurred or to be incurred by the Landlord during a Service Year in or incidental to the provision of or in respect of all or any of the Services after giving credit for:-

(a)           any insurance money received by the Landlord under any policy in relation to the Building which the Landlord is obliged to effect under this Underlease and

(b)           any amount received by the Landlord pursuant to any agreement covenant duty liability warranty or representation on the part of any building contractor architect or employer’s agent surveyor engineer or other consultant workman or contractor responsible for the design construction or supervision (or the guarantor for any such persons) of any works on the Building carried out as part of the Services the cost of which has been included in the Annual Expenditure

PROVIDED THAT such expenditure will not include:-

(i)            any initial costs incurred in relation to the original design and construction of the Building

(ii)           any setting up costs that are reasonably to be considered part of the original development cost of the Building (including the provision of a backup generator)

(iii)          any costs incurred in improving (as opposed to necessary repairs or replacements) or redeveloping the Building or any part of it

(iv)          such costs as are matters between the Landlord and any tenant or occupier of Lettable Premises including the cost of enforcing covenants for the payment of rent any costs incurred in letting other Lettable Premises and costs associated with the conduct of rent reviews and applications for landlord’s consent and costs associated with the demand and collection of rent

(v)           any costs relating to any repairs or other works required as a result of any Inherent Defect

(vi)          any costs attributable to the maintenance of any Lettable Premises or any proportion of Annual Expenditure attributable to Lettable Premises that are unoccupied or occupied by the Landlord

(vii)         any costs recovered by the Landlord pursuant to any warranty or guarantee from which it benefits in relation to the initial design and construction of the Building

“Provisional Service Charge”: the amount which in the reasonable opinion of the Landlord’s surveyor or its managing agents or accountants represents a fair estimate of the Service Charge for the Service Year in question

“Service Charge”: the fair proportion properly attributable to the Premises of the Annual Expenditure as determined from time to time by the Landlord’s surveyor whose decision will be final except in case of manifest error

“Services”: the services facilities amenities and items of expenditure specified in part 2 and part 3 of this schedule

“Service Year”: a calendar year expiring on 31 July or such other annual period as the Landlord may in its sole discretion decide

2.             Landlord’s obligation to provide the Services

2.1          Subject to payment by the Tenant of the Service Charge and to the provisions of this schedule 8 the Landlord:-

2.1.1       will provide the mandatory Services set out in part 2 of this schedule and

2.1.2       may provide the discretionary Services set out in part 3 of this schedule

2.2          PROVIDED THAT:-

2.2.1       the Landlord will not be liable to the Tenant in respect of any failure or interruption in any of the Services by reason of necessary repair maintenance or replacement of any installations or apparatus or their damage or destruction or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials or labour or any other cause beyond the reasonable control of the Landlord but the Landlord will procure that any such Services are restored as soon as possible

2.2.2       the Landlord may withhold add to extend vary or alter any of the Services set out in part 3 of this schedule from time to time PROVIDED THAT in so doing the Landlord complies with the principles of good estate management in respect of the Building and acts reasonably in all the circumstances and notifies the Tenant in advance in writing of any changes and the estimated cost implications

2.2.3       if at any time during the Term the property comprising the Building is increased or decreased on a permanent basis or the benefit of any of the

Services is extended on a like basis to any adjoining or neighbouring property or if some other event occurs a result of which is that the Service Charge is no longer appropriate to the Premises the Service Charge will be varied with effect from the beginning of the Service Year following such event in such a manner as may be determined to be fair and reasonable in the light of the event in question by the Landlord’s surveyor whose decision will be final

3.             Statement of Annual Expenditure

3.1          The Landlord will as soon as practicable and in any event within the period of three months after the end of each Service Year prepare and submit to the Tenant a statement of the Annual Expenditure for that Service Year containing a fair summary of the expenditure referred to in it (including any sums credited) and showing the Service Charge for that Service Year and upon such statement being certified by the Landlord’s surveyor or its managing agents or accountants it will be conclusive evidence for the purposes of this Underlease of all matters of fact referred to in the statement (except in the case of manifest error)

3.2          The Landlord may (acting reasonably) include in any such statement such proper provision calculated in accordance with the principles of normal accounting practice and good estate management for expenditure in any subsequent year as the Landlord may from time to time reasonably consider appropriate

3.3          Any omission by the Landlord to include in any such statement any sum expended or liability incurred in that Service Year will not preclude the Landlord from including such sum or the amount of such liability in the account for the subsequent year

3.4          During the period of four months from the date of the issue of any such statement the Tenant will be entitled to raise reasonable enquiries in respect of the statement and the Landlord will deal with any such enquiries promptly and efficiently and will make relevant supporting documentation available for inspection and the Tenant will reimburse the Landlord on demand all reasonable costs incurred by the Landlord in providing copies of any such documentation that may be requested by the Tenant

4.             Payment of the Service Charge

4.1          The Tenant will pay to the Landlord on account of the Service Charge:-

4.1.1       on each Quarter Day for the period from and including the Service Charge Commencement Date to the end of the current Service Year one quarter of the Initial Service Charge the first (duly apportioned) payment to be made on the date of this Underlease and

4.1.2       on each subsequent Quarter Day one quarter of the Provisional Service Charge

4.1.3       within 14 days of demand a sum equal to the costs actually incurred by the Landlord of providing additional Services to the Common Parts and/or the Premises at the request of the Tenant and where such additional Services are used by the Tenant together with any other tenant or occupier of Lettable Premises the Tenant will pay a fair proportion of such costs as determined from time to time by the Landlord’s surveyor whose decision will be final)

4.2          If the Service Charge for any Service Year:-

4.2.1       exceeds the Initial Service Charge or the Provisional Service Charge payments made on account of the Service Charge (as the case may be) the excess will be paid by the Tenant to the Landlord within 14 days of demand provided the relevant statement of Annual Expenditure has already been provided to the Tenant

4.2.2       is less than such payments on account the overpayment will be allowed by the Landlord to the Tenant as a credit against Service Charge to become due or (in the Service Year ending on or after the expiry of the Term) will be repaid by the Landlord to the Tenant on demand

5.             Continuation

The provisions of this schedule will continue to apply notwithstanding the end of the Term but only for the purposes of calculation and payment of the Service Charge for the period down to the end of the Term

Part 2

The Mandatory Services

1.             Maintaining repairing preserving protecting decorating and where beyond economic repair renewing or replacing the Retained Premises and the Common Media

2.             Operating inspecting maintaining altering repairing cleaning and where beyond economic repair renewing and replacing the Heating Systems and all other plant and machinery serving the Building including lifts and lift plant (excluding for the avoidance of doubt the goods lift which is included within the Premises) window cleaning hoists and tracks and the costs of all maintenance contracts entered into by the Landlord in relation to them

3.             Providing via the Heating Systems appropriate and adequate hot water heating cooling and ventilation to the Building to such temperatures and for such periods as the Landlord acting reasonably may from time to time consider adequate

4.             Providing maintaining repairing and where beyond economic repair renewing any fire alarm system and smoke detection apparatus and all firefighting and detection equipment in or on the Building including all sprinklers hoses and dry risers and all works necessary to comply with all requirements of the appropriate authority in relation to fire precautions and any requirements of the Insurers

5.             Keeping the Common Parts cleaned and maintained to a reasonable standard and adequately lit where appropriate

6.             Providing hot and cold water to the Toilets and Showers (including the wash basins) in the Common Parts

7.             Providing maintaining repairing and where beyond economic repair renewing electric hand driers and providing an adequate supply of soap paper towels and such other items as the Landlord considers appropriate in the toilets in the Common Parts

8.             Cleaning (both inside and outside) all windows in the Building other than those which the Tenant or any other tenant in the Building is obliged to clean

9.             To clean regularly the carpets and other floor coverings in the Common Parts

10.          Complying with all Acts of Parliament relating in any way to the Building its occupation or use and with any notice from any competent authority

11.          Any gas electricity oil or other fuel water and telephones used in providing any Services

12.          Providing maintaining and repairing the secure entry system to gain access into and egress from the Building.

13.          Equipping furnishing and carpeting from time to time the Common Parts.

14.          Providing maintaining repairing and where beyond economic repair renewing any equipment including alarms gates barriers means of surveillance fencing and lighting and security services for the security of the Building

15.          Providing any dustbins or other similar receptacles for refuse (non clinical waste) for the Building and refuse collection

16.          Providing maintaining repairing and where beyond economic repair renewing directional signs and other notices in or upon the Building

17.          Maintaining keeping tidy and planting any area of land within the curtilage of the Building

18.          Provision of a 100% back-up power supply

Part 3

The Discretionary Services

1.             Abating a nuisance in so far as such nuisance is not the liability of or attributable to the fault of the Tenant or any other tenant in the Building

2.             Contributing towards the expense of making repairing rebuilding or cleansing any roads pavements sewers drains pipes party walls structures or fences or other conveniences which may belong to or be used for the Building in common with any adjoining or neighbouring premises

3.             Taking any steps reasonably deemed by the Landlord to be desirable or expedient in the interests of good estate management for making representations against or otherwise contesting the incidence of the provisions of any Act of Parliament affecting or allegedly affecting the Building or any part of it and for which no tenant of the Landlord is directly responsible

4.             Commissioning obtaining preparation and/or provision of any EPC and/or (where applicable) any DEC in relation to the Building including the fees costs expenses and disbursements of any assessor engaged to prepare the EPC

5.             Complying with the obligations of the lessee contained in the Superior Lease (except regarding payment of the rents thereby reserved) and save to the extent that the Tenant is liable therefor under this underlease

6.             Employing staff or independent contractors or labour for the provision of the Services

7.             Providing materials and equipment needed from time to time for the proper performance of the duties of any staff

8.             Providing such further services as may from time to time be consistent with the principles of good estate management and/or preserving the amenities of the Building

9.             Employing or retaining any solicitor accountant surveyor valuer architect engineer managing agent or management company or other professional consultant or adviser in connection with the management administration repair and maintenance of the Building including the preparation of any accounts certificates and statements relating to Annual Expenditure

10.          If the Landlord (or any company subsidiary to or associated with the Landlord) fulfils the duties normally carried out by a managing agent a management fee not in excess of the sum reasonably and properly payable to an independent managing agent but not so as to result in a duplication of work or charges payable hereunder

11.          All rates taxes and outgoings of any kind charged in respect of the Retained Premises (but not any tax payable by the Landlord on receipt of rent or which arises from a dealing with the Landlord’s interest in the Retained Premises)

12.          Providing equipping and operating reception facilities for persons visiting the Building

13.          Any other reasonable and proper expenses incurred by the Landlord in respect of the Retained Premises (except such as any tenant or other occupier is liable to pay (including the Landlord where in occupation))

14.          Interest (at not more than the Interest Rate) on money disbursed by the Landlord in providing any of the Services prior to reimbursement

Schedule 9

Provisions Referred to in Clause 8

The Further Lease entered into pursuant to clause 8 will be on the same terms and conditions as this Lease except that:-

1.             It will not contain provisions equivalent to clause 8 and this schedule 9

2.             The definition of the “Rent” in clause 1.1 will be re-designated as the “Initial Rent” and will be the Rent payable under this Lease as at the expiry of the Term (or if payment has been suspended or restricted the Rent which would have been payable had there been no suspension or restriction)

3.             The definition of the “Rent Commencement Date” in clause 1.1 will be the 12th day of December 2021

4.             The definition of the “Term” in clause 1.1 will be the term of years to be granted by the Further Lease as provided in clause 8

5.             The following new definitions will be inserted into clause 1.1:-

“Previous Lease”: The previous lease of the Premises dated 2 March 2017 between Imperial College of Science Technology and Medicine (1) Convergence Pharmaceuticals Limited (2) and Biogen Idec Limited (3)

“Review Date”: The 12th day of December 2021

“Specification”: the lab suite specification annexed at appendix 1

“Yearly Rent” the Initial Rent and the rent ascertained in accordance with schedule 9

6.             All references to “Rent” will be changed to “Yearly Rent”

7.             In clause 3 the Tenant will also covenant to observe and perform the obligations of the Tenant contained in schedule 9 (rent review)

8.             In clause 4 the Landlord will also covenant to observe and perform the obligations of the Landlord contained in schedule 9 (rent review)

9.             In clause 5 it will also be agreed and declared as set out in schedule 9 (rent review)

10.          The following wording will be substituted for paragraph 7.1.2 of schedule 2:-

“(unless and to the extent that the Landlord agrees otherwise) to reinstate and restore the Premises to the same state and condition as they were in prior to the carrying out of any works to the Premises whether such works were carried out during the Term; or prior to the Term during the term of years granted by the Previous Lease or under the agreement for the grant of such lease dated 15 June 2016 between Imperial College of Science Technology and Medicine (1) Convergence Pharmaceuticals Limited (2) and Biogen Idec Limited (3)”

11.          The following wording will be inserted as a new paragraph 5 in schedule 7:-

“If on the commencement date of the new lease of the Premises granted pursuant to paragraph 4 of this schedule the Rental Value (as defined in schedule 9) has not been agreed or determined then the rent first reserved by such new lease will initially be equal to the Initial Rent payable under this Lease immediately prior to such Review Date (or if payment has been suspended or restricted the Yearly Rent which would have been payable had there been no suspension or restriction) but the second day of the term of such new lease will be an additional Review Date” A new schedule 9 will be inserted as follows:-

“Schedule 9

Rent Review

1.             Rental Value

In this schedule “Rental Value” means the clear yearly rack rent at which the Premises might reasonably be expected to be let at the Review Date in the open market by a willing lessor to a willing lessee

1.1          assuming that:-

1.1.1       the Premises are to be let:-

(a)           as a whole with vacant possession without any premium or other payment by the willing lessee

(b)           for a term of five years from the Review Date

(c)           otherwise on the same terms and conditions as are contained in this Lease (except as to the amount of the Yearly Rent but without provision for rent review and the definition of Permitted Use (which shall be modified in accordance with paragraph 1.1.2 below)

1.1.2       the Permitted Use under the Lease is any of the following:

(a)           an open plan fully fitted Grade A office suite

(b)           a Category A laboratory building, fully fitted out in accordance with the hypothetical tenant’s requirements; or

(c)           a combination of either of the descriptions at paragraphs (a) and (b) above

1.1.3       all the covenants contained in this Lease and the Previous Lease have been fully performed and observed

1.1.4       if the Premises or any means of access or egress or any Service Media have been destroyed or damaged or are being repaired they have been fully rebuilt and reinstated and repaired

1.1.5       the Premises may be lawfully used by the willing lessee for the use permitted by this Lease

1.1.6       the Premises are fully fitted out at the Landlord’s option to:

(a)           an open plan fully fitted Grade A office suite

(b)           a Category A laboratory building, fully fitted out in accordance with the hypothetical tenant’s requirements; or

(c)           a combination of either of the descriptions at paragraphs (a) and (b) above and are suitable and fit for immediate occupation and use by the willing lessee for the same use as has been assumed under paragraph 1.1.2 but the fit-out at the Premises is five years old on the Review Date

1.2          but disregarding:-

1.2.1       any effect on rent of the fact that the Tenant or any undertenant has been in occupation of the Premises or any part of them

1.2.2       any goodwill attached to the Premises by reason of the business then carried on at them by the Tenant or any undertenant

1.2.3       any effect on rent attributable to the existence of any lawful alteration or improvement to the Premises carried out during the Term (with the consent of the Landlord where required) or prior to the Term under the Previous Lease or an agreement for the grant of the Previous Lease by the Tenant or any undertenant or their respective predecessors in title (otherwise than pursuant to an obligation to the Landlord or its predecessors in title) and save to the extent that the Landlord has contributed to the cost of such alteration or improvement

1.2.4       so far as may be permitted by law any statutory prohibition or restriction relating to the assessment and recovery of rent

1.2.5       any work carried on at the Premises during or prior to the Term under an agreement for the grant of the Term by the Tenant or any undertenant or their respective predecessors in title which has diminished the rental value of the Premises

1.2.6       The provisions of this Schedule 9

2.             Review

The Yearly Rent payable under this Lease will be reviewed on the Review Date and the Yearly Rent from and including the Review Date will be the higher of:-

2.1          £349,884.09; and

2.2          the Rental Value at the Review Date as agreed or determined in accordance with this schedule

3.             Determination by surveyor

3.1          If the Landlord and the Tenant in the opinion of either of them are unable to agree the Rental Value of the Premises (whether or not an attempt to reach agreement has been made) then it will be determined at the request of either the Landlord or the Tenant

(made not earlier than three months prior to the expiry of the Previous Lease) by a chartered surveyor having current experience of rental values of property of a like kind and character to the Premises to be agreed upon by the Landlord and by the Tenant or at the request and option of either of them to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors

3.2          Such surveyor will act as an arbitrator and in accordance with the Arbitration Act 1996 unless prior to his appointment as an arbitrator the Landlord and the Tenant agree that he should be appointed as an expert

3.3          If such surveyor is appointed as an expert:-

3.3.1       he will give notice to the Landlord and the Tenant inviting each of them to submit to him within such time as he stipulates a proposal for the Rental Value which may be supported by the submission of reasons and/or a professional valuation or report

3.3.2       he will afford to each party an opportunity to make counter-submissions in respect of any such submission valuation or report

3.3.3       he will give written reasons for his decisions

3.3.4       his fees and the costs of appointing him will be borne and paid by the Landlord and the Tenant in such shares and in such manner as he decides or failing such decision in equal shares

3.4          If any appointed surveyor dies or becomes unwilling to act or incapable of acting for any reason or fails to act with reasonable expedition another surveyor will be appointed in his place in like manner

4.             Interim payments

4.1          If the Rental Value has not been agreed or determined by the Review Date the Initial Rent will continue to be payable until the Quarter Day next following the date of such agreement or determination; and

4.2          on such Quarter Day there will be due and payable to the Landlord by the Tenant:-

4.2.1       the Yearly Rent at the rate of the Rental Value so agreed or determined (the “Reviewed Rent”) due on such Quarter Day; and

4.2.2       a sum of money equal to the amount (if any) by which the Reviewed Rent exceeds the Initial Rent duly apportioned on a daily basis in respect of the period from the Review Date to such Quarter Day together with interest on it for the whole of such period calculated on a daily basis at a yearly rate equal to the Interest Rate

5.             Statutory restrictions

If at the Review Date the Landlord is obliged to comply with any statute which restricts or modifies the Landlord’s right to revise the Yearly Rent in accordance with the terms of this Lease or which restricts the right of the Landlord to demand or accept payment of the full amount of the Yearly Rent for the time being payable under this Lease then in each case respectively:

5.1          the operation of the provisions for such revision of the Yearly Rent will be postponed until the first day on which such operation may lawfully occur

5.2          the collection of any increase in the Yearly Rent will be postponed until the first date or dates upon which any such increase or any part of it may lawfully be collected.

6.             Memorandum of reviewed rent

As soon as the amount of Yearly Rent payable after the Review Date has been agreed in accordance with the terms of this schedule the Landlord and the Tenant will if required by the Landlord without delay sign a memorandum of it

7.             Time not of the essence

Time is not of the essence for the purposes of this schedule”

Executed as a deed by		)

IMPERIAL COLLEGE THINKSPACE LIMITED		)

on being signed by:		)	/s/ Eulian Roberts

/s/ Eulian Roberts		)	Director

in the presence of:		)

Signature of witness:	/s/ Katrina Lowther

Name:	Katrina Lowther

Address:	66 Nantes Close

London SW18 1JL

Occupation:	Executive Assistant

Plan A

Land Registry
Official copy of title plan

Title number **CB406367**
Ordnance Survey map reference **TL5050NE**
Scale **1:1250 enlarged from 1:2500**
Administrative area **Cambridgeshire : South Cambridgeshire**

© Crown copyright and database rights 2016 Ordnance Survey 100026316. You are not permitted to copy, sub-license, distribute or sell any of this data to third parties in any form.

N
ESS's
650
624
623
730
560
561

This official copy is incomplete without the preceding notes page.

UNIT A
UNIT B

Parking:

124 Standard Spaces
6 Disabled Spaces
30 Cycle Spaces

Unit A Abcess

Unit B

Common Parts

Service Risers

Babraham Research Campus: Building 900

Ground Floor Lease Plan

b3 architects llp

Audley House, Bareshurch Hall Road, Colchester, Essex CO2 8WA

5990 / L101

Drawn: TJC/SR
Checked: LWB
Scale: 1:200 @ A2
Date: Jan 2015

DATED 31 OCTOBER 2017

CONTRACT FOR THE SALE OF LEASEHOLD LAND WITH VACANT POSSESSION

at

Ground and First Floor Premises Building 900, Babraham Research Campus, Babraham,
Cambridge

between

Convergence Pharmaceuticals Limited

and

Bicycle RD Limited

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This contract is dated 31 October 2017

Parties

(1)                                 CONVERGENCE PHARMACEUTICALS LIMITED incorporated and registered in England and Wales with company number 09376285 whose registered office is at 70 Norden Road, Maidenhead, Berkshire, SL6 4AY (Seller)

(2)                                 BICYCLE RD LIMITED incorporated and registered in England and Wales with company number 06960780 whose registered office is at Meditrina Building, Babraham Research Campus, Cambridge, CB22 3AT (Buyer)

1.                                      Interpretation

The following definitions and rules of interpretation apply in this contract.

1.1                               Definitions:

•                                          Buyer’s Conveyancer: Dechert LLP, 160 Queen Victoria Street, London, EC4 4QQ (Ref: D Gervais)

•                                          CAA 2001: Capital Allowances Act 2001.

•                                          Equipment: the equipment specified in Schedule 1.

•                                          Completion Date: 31 October 2017

•                                          Consent: a consent to the assignment to the Buyer of the residue of the term granted by the Lease.

•                                          Contract Rate: interest at 2% per annum above the base rate from time to time of HSBC Bank Plc.

•                                          Deposit: £ 1.00

•                                          Electronic Payment: payment by electronic means in same day cleared funds from an account held in the name of the Buyer’s Conveyancer at a clearing bank to an account in the name of the Seller’s Conveyancer.

•                                          Landlord: the person entitled to the immediate reversion to the Lease.

•                                          Lease: the lease of the Property dated 2 March 2017 and made between Imperial College Thinkspace Limited (1) Convergence Pharmaceuticals Limited (2) and Biogen IDEC Limited (3) and every document varying or supplemental or collateral to it.

•                                          Part 1 Conditions: the conditions in Part 1 of the Standard Commercial Property Conditions (Third Edition) and Condition means any one of them.

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•                                         Part 2 Conditions: the conditions in Part 2 of the Standard Commercial Property Conditions (Third Edition).

•                                         Property: the leasehold property at Ground and First Floors Building 900, Babraham Research Campus, Babraham, Cambridge as demised by the Lease.

•                                         Purchase Price: £350,000.00 plus VAT

•                                         Seller’s Conveyancer: Pitmans LLP, 107 Cheapside, London, EC2V 6DN (Ref: Bhaminee Sharma).

•                                         Superior Landlord: the person entitled to the reversion (whether immediate or not) expectant on the determination of the term granted by a Superior Lease.

•                                         Superior Lease: a lease which is superior to the Lease.

•                                         VAT: value added tax chargeable in the UK.

•                                         Written Replies: are:

a)                                written replies that the Seller’s Conveyancer has given prior to exchange of this agreement to any written enquiries raised by the Buyer’s Conveyancer; or

b)                                written replies to written enquiries given prior to exchange of this agreement by the Seller’s Conveyancer to the Buyer’s Conveyancer.

1.2                               A person includes natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.3                               Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that statute or statutory provision and all orders, notices, codes of practice and guidance made under it.

1.4                               A reference to laws in general is a reference to all local, national and directly applicable supra-national laws as amended, extended or re-enacted from time to time and shall include all subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.

1.5                               The expression tenant covenant has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.6                               A reference to writing or written includes fax but not email.

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1.7                               Unless the context otherwise requires, references to clauses and Schedules are to the clauses and Schedules to this contract and references to paragraphs are to paragraphs of the relevant Schedule.

1.8                               Clause, Schedule and paragraph headings shall not affect the interpretation of this contract.

1.9                               The Schedules form part of this contract and shall have effect as if set out in full in the body of this contract. Any reference to this contract includes the Schedules.

1.10                        Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.11                        Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.12                        Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.13                   For the purposes of the definition of Written Replies, written replies and written enquiries include any pre-contract enquiries and any replies to pre-contract enquiries that are requested or given by reference to the CPSE1 and CPSE4 enquiries and include enquiries or replies so requested or given by email.

2.                                      Sale and purchase

2.1                               The Seller will sell and the Buyer will buy the residue of the term of years granted by the Lease and the Equipment for the Purchase Price on the terms of this contract.

2.2                               The Purchase Price will be apportioned:

(a)              as to the residue of the Lease the sum of £ 1.00 and

(b)              as to the Equipment the sum of £ 349,999.00.

2.3                               The Buyer cannot require the Seller to:

(a)              assign the Lease or any part of it to any person other than the Buyer; or

(b)              assign the Lease in more than one parcel or by more than one transfer; or

(c)               apportion the Purchase Price between different parts of the Property.

3.                                      Conditions

3.1                               The Part 1 Conditions are incorporated in this contract so far as they:

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(a)              apply to a sale by private treaty;

(b)              relate to leasehold property;

(c)               are not inconsistent with the other clauses in this contract; and

(d)              have not been modified or excluded by any of the other clauses in this contract.

3.2                               The terms used in this contract have the same meaning when used in the Part 1 Conditions.

3.3                               The following Conditions are amended:

(a)              Condition 1.1.1(d) is amended so that reference to the completion date in Condition 1.1.1(d) refers instead to the Completion Date as defined in this contract.

(b)              Condition 1.1.1(e) is amended so that reference to the contract rate in Condition 1.1.1(e) refers instead to the Contract Rate as defined in this contract.

(c)               Condition 1.1.1(o) is amended so that reference to VAT in Condition 1.1.1(o) refers instead to VAT as defined in this contract.

(d)              Condition 7.6.3 is amended so that reference to “Condition 4.1.2” is reference to “Clause 9”.

3.4                               Condition 1.1.4(a) does not apply to this contract.

3.5                               The Part 2 Conditions are not incorporated into this contract.

4.                                      Risk and insurance

4.1                               With effect from exchange of this contract, the Property is at the Buyer’s risk and the Seller is under no obligation to the Buyer to insure the Property.

4.2                               No damage to or destruction of the Property, nor any deterioration in its condition, however caused, will entitle the Buyer either to any reduction of the Purchase Price or to refuse to complete or to delay completion.

4.3                               Conditions 8.2.2, 8.2.3 and 8.2.4(b) do not apply to this contract.

5.                                      Deposit

5.1                               On the date of this contract, the Buyer will pay the Deposit to the Seller’s Conveyancer as stakeholder on terms that on completion the Deposit is paid to the Seller with accrued interest.

5.2                               The Deposit must be paid by Electronic Payment.

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5.3                               Conditions 3.2.1, 3.2.2 and 9.8.3 do not apply to this contract.

5.4                               The provisions of clause 5.5, clause 5.6, clause 5.7 and clause 5.8 (inclusive) will only apply if:

(a)              the Deposit is less than 10% of the Purchase Price; or

(b)              no Deposit is payable on the date of this contract.

5.5                               In this clause, the expression Deposit Balance means:

(a)              (where the Deposit is less than 10% of the Purchase Price) the sum calculated by deducting the Deposit from 10% of the Purchase Price; or

(b)              (where no Deposit is payable on the date of this contract) a sum equal to 10% of the Purchase Price.

5.6                               If completion does not take place on the Completion Date due to the default of the Buyer, the Buyer will immediately pay to the Seller’s Conveyancer the Deposit Balance (together with interest on it at the Contract Rate for the period from and including the Completion Date to and including the date of actual payment) by Electronic Payment.

5.7                               After the Deposit Balance has been paid pursuant to clause 5.6, it will be treated as forming part of the Deposit for all purposes of this contract.

5.8                               The provisions of clause 5.5, clause 5.6, and clause 5.7 (inclusive) are without prejudice to any other rights or remedies of the Seller in relation to any delay in completion.

6.                                      Deducing title

6.1                               The Seller’s title to the Lease has been deduced to the Buyer’s Conveyancer before the date of this contract.

6.2                               The Buyer is deemed to have full knowledge of the title and is not entitled to raise any objection, enquiry or requisition in relation to it.

6.3                               Conditions 7.1, 7.2, 7.3.1 and 7.4.2 do not apply to this contract.

7.                                      Vacant possession

The Property will be sold with vacant possession on completion subject to the Equipment, which will remain in the Property.

6

8.                                      Title guarantee

8.1                               The Seller will assign the Lease with full title guarantee but the covenants implied by sections 3 and 4(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall be limited so that the Seller will have no liability under them for the consequences of any breach of the terms of the Lease relating to the physical state or condition of the Property.

8.2                               Condition 7.6.2 does not apply to this contract.

9.                                      Matters affecting the Property

9.1                               The Seller will assign the residue of the term of years granted by the Lease free from incumbrances other than:

(a)              the tenant covenants and all terms and conditions contained or referred to in the Lease;

(b)              any matters discoverable by inspection of the Property before the date of this contract;

(c)               any matters which the Seller does not and could not reasonably know about;

(d)              any matters disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this contract;

(e)               public requirements.

9.2                               Conditions 4.1.1, 4.1.2 and 4.1.3 do not apply to this contract.

9.3                               The Buyer is deemed to have full knowledge of the matters referred to in clause 9.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them.

10.                               Consent

10.1                        Completion is conditional on every Consent required under the Lease or any Superior Lease, being obtained on reasonable terms, each Consent being evidenced in a written, formal licence to assign, dated and signed or executed by or on behalf of each of the parties to it.

10.2                        The Seller will apply for and use all reasonable endeavours to obtain every Consent as required by the Lease and any Superior Lease, but the Seller will not be obliged to seek any declaration of the Court that a Consent has been or is being unreasonably withheld.

10.3                        The Buyer will, without delay:

7

(a)              supply all reasonable and necessary information, accounts and references as the Landlord, any Superior Landlord or the Seller may reasonably require in connection with an application for or consideration of any Consent;

(b)              ensure that any amendments that the Buyer proposes to make to any form of Consent or to any document mentioned in clause 10.3(c) that has been submitted to the Buyer or to the Buyer’s Conveyancer, are communicated promptly to the Seller’s Conveyancer;

(c)               enter into a rental deposit with the Seller as security for the performance of the tenant covenants of the Lease; and

(d)              execute the document containing a Consent and execute or procure the execution of the document required to be entered into pursuant to clause 10.3(c), each in the form reasonably required by the Landlord or by any Superior Landlord. The Buyer will return all such documents duly executed to the Seller’s Conveyancer within five working days after the engrossment(s) have been submitted to the Buyer’s Conveyancer.

10.4                        If any Consent required under the Lease or any Superior Lease has not been obtained on reasonable terms by 4.00 pm on 24 November 2017 this contract may be rescinded:

(a)              by the Seller giving notice to the Buyer; or

(b)              by the Buyer giving notice to the Seller.

10.5                        Without prejudice to Condition 10.2, if a notice to rescind is served under this clause, neither of the parties will have any further rights or obligations under this contract except that:

(a)              the Buyer will continue to be liable to pay or refund any costs that the Buyer is liable to pay or refund under this contract;

(b)              the Seller’s rights in connection with any breach of this contract by the Buyer which may have occurred before service of the notice to rescind will be unaffected;

10.6                        Condition 11.3 does not apply to this contract.

11.                               Assignment

11.1                        The assignment to the Buyer will be in the agreed form annexed to this contract.

11.2                        The Buyer and the Seller will execute the assignment in original and counterpart.

11.3                        Condition 7.6.5(b) does not apply to this contract.

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12.                               VAT

12.1                        Each amount stated to be payable by the Buyer to the Seller under or pursuant to this contract is exclusive of VAT (if any).

12.2                        If any VAT is chargeable on any supply made by the Seller under or pursuant to this contract, the Buyer will on receipt of a valid VAT invoice, pay the Seller an amount equal to that VAT as additional consideration on completion.

12.3                        Conditions 2.1 and 2.2 do not apply to this contract.

13.                               Completion

13.1                        Completion will take place on the Completion Date or, if later, on the date which is five working days after every Consent has been obtained in accordance with clause 10 but time is not of the essence of the contract unless a notice to complete has been served.

13.2                        Condition 9.1.1 does not apply to this contract.

13.3                        Condition 9.4 is amended to add, “(d) any other sum which the parties agree under the terms of the contract should be paid or allowed on completion”.

13.4                        Condition 9.7 is amended to read: “The buyer is to pay the money due on completion by Electronic Payment and, if appropriate, by an unconditional release of a deposit held by a stakeholder”.

14.                               Apportionment of rent payable under the Lease

14.1                        In this clause the following definitions apply:

•                                         Lease Rent: the annual rent first reserved by the Lease excluding any VAT paid in respect of it.

•                                         Lease Rent Payment Day: a day under the Lease for payment of the Lease Rent or an instalment of the Lease Rent.

14.2                        The Lease Rent will be apportioned so that on completion the Buyer will pay or allow the Seller:

(A x B)/365

where:

A is the Lease Rent payable at the date of completion; and

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B is the number of days from and including the day of completion to but excluding the next Lease Rent Payment Day.

15.                               Service charge and insurance due under the Lease

15.1                        The Service Charge and Estate Service Charge (as defined in and payable under the Lease) will be apportioned in accordance with Condition 9.3. The Seller will remain liable for and will indemnify the Buyer in respect of any balancing payments of Service Charge or Estate Service Charge or any costs associated with the provision of any additional services provided to the Seller under the Lease which are levied on the Buyer by the Landlord and which relate to a period prior to the Completion Date.

15.2                        The Buyer hereby agrees to repay to the Seller as soon as reasonably practicable any sums received from the Landlord by way of reimbursement for any overpayment of Service Charge and Estate Service Charge made by the Seller during their period of ownership following final reconciliation of the Service Charge and Estate Service Charge by the Landlord and the Superior Landlord at the end of the current service charge year

15.3                        To the extent that the Insurance Rent (as defined in the Lease) does not form part of the Service Charge the Insurance Rent shall be apportioned in accordance with Condition 9.3 and the Seller will remain liable for any Insurance Rent due in respect of its period of ownership and shall promptly indemnify the Buyer in respect of any such sums charged to the Buyer.

16.                               Business rates

The Seller will remain liable for any business rates payable in respect of its period of ownership of the Property and will promptly indemnify the Buyer in respect of any such sums charged to the Buyer by the local rating authority.

17.                               Capital allowances election

The Seller and the Buyer shall, on Completion, make a joint election under section 198 of the CAA 2001 in accordance with the provisions of Schedule 2 of this agreement.(2)

18.                               Buyer’s acknowledgement of condition

The Buyer acknowledges that before the date of this contract, the Seller has given the Buyer and others authorised by the Buyer, permission and the opportunity to inspect, survey and carry out investigations as to the condition of the Property. The Buyer has

10

formed the Buyer’s own view as to the condition of the Property and the suitability of the Property for the Buyer’s purposes.

19.          Entire agreement

19.1                        This contract constitutes the whole agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to its subject matter

19.2                        The Buyer acknowledges that in entering into this contract the Buyer does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) other than those:

(a)              set out in this contract]; or

(b)              contained in any Written Replies.

19.3                        Nothing in this clause shall limit or exclude any liability for fraud.

19.4                        Condition 10.1 is varied to read, “If any plan or statement in the contract, or in Written Replies, is or was misleading or inaccurate due to an error or omission the remedies available are as follows.”

20.          Notices

20.1                        Any notice given under this contract must be in writing and signed by or on behalf of the party giving it.

20.2                        Any notice or document to be given or delivered under this contract must be:

(a)              delivered by hand; or

(b)              sent by pre-paid first class post or other next working day delivery service; or

(c)               sent through the document exchange (DX); or

(d)              sent by fax.

20.3                        Any notice or document to be given or delivered under this contract must be sent to the relevant party as follows:

(a)              to the Seller at:

70 Norden Road, Maidenhead, Berkshire SL6 4AY

marked for the attention of: Rajita Sharma

or at the Seller’s Conveyancer, quoting the reference Bhaminee Sharma

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(b)              to the Buyer at:

Meditrina Building, Babraham Research Campus, Cambridge, CB22 3AT

marked for the attention of: Kevin Leee

or at the Buyer’s Conveyancer, quoting the reference 961267/157280 or as otherwise specified by the relevant party by notice in writing to the other party.

20.4                        Any change of the details in clause 20.3 specified in accordance with that clause shall take effect for the party notified of the change at 9.00 am on the later of:

(a)              the date, if any, specified in the notice as the effective date for the change; or

(b)              the date five working days after deemed receipt of the notice.

20.5                        Giving or delivering a notice or a document to a party’s conveyancer has the same effect as giving or delivering it to that party.

20.6                        Any notice or document given or delivered in accordance with clause 20.1, clause 20.2 and clause 20.3 will be deemed to have been received:

(a)              if delivered by hand, on signature of a delivery receipt or at the time the notice or document is left at the address provided that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day; or

(b)              if sent by pre-paid first class post or other next working day delivery service, at 9.00 am on the working day after posting ; or

(c)               if sent through the DX, at 9.00 am on the second working day after being put into the DX ; or

(d)              if sent by fax, at the time of transmission provided that if transmission occurs before 9.00 am on a working day, the notice or document will be deemed to have been received at 9.00 am on that day, and if transmission occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day.

20.7                        In proving delivery of a notice or document, it will be sufficient to prove that:

(a)              a delivery receipt was signed or that the notice or document was left at the address; or

(b)              the envelope containing the notice or document was properly addressed and posted by pre-paid first class post or other next working day delivery service; or

12

(c)               the envelope containing the notice or document was properly addressed and was put in the DX; or

(d)              the fax was properly addressed and transmitted.

20.8                        A notice or document given or delivered under this contract shall not be validly given or delivered if sent by email.

20.9                        Condition 1.3 does not apply to this contract.

20.10                 This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

21.                               Warranties

21.1                        On or, in the case of the 4 see Risk Management warranty, as soon as reasonably possible after completion the Seller shall assign the benefit of the following warranties to the Buyer:-

De Grey Management limited (as Certifying Officer) dated 31 October 2017;

B3 – Architect dated 31 October 2017

TWS – Structural Engineer dated 31 October 2017

MLM – M&E Engineer dated 31 October 2017

4See Risk Management – CDM Co-ordinator to be completed

Hutton Construction Limited dated 31 October 2017

22.                               Third party rights

22.1                        A person who is not a party to this contract shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this contract.

22.2                        Condition 1.5 does not apply to this contract.

23.                               Governing law

This contract and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

24.                               Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this contract or its subject matter or formation (including non-contractual disputes or claims).

This contract has been entered into on the date stated at the beginning of it.

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Schedule 1 Equipment

400 MHz Bruker NMR;

3 Biotage automated purifyers;

1 Waters Xevo LCMS;

1 Agilent HPLC;

1 Agilent preparative HPLC;

1 Agilent LCMS;

1 Julabo Chiller;

1 Huber Chiller;

An Asynt large scale reactor with two vessels;

an ozonizer;

a Buckingham and Stanley polarimeter;

a Parr hydrogenation apparatus;

a vaccum oven.

Ice machine

Autoclaves

Glasswash

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Schedule 2 Capital allowances election

Part 1 Making of an election

1.                                      The following definitions apply in this Schedule 2.

Election: a capital allowances election pursuant to section 198 of the CAA 2001.

Elected Figure: the value of the Fixed Plant in accordance with the apportionment set out in the Election.

Fixed Plant: such plant and machinery (within the meaning of CAA 2001) as constitutes a fixture or fixtures on which the Seller is, or will be, required to bring a disposal value into account on the sale of the Property as detailed in the Election.

2.                                      On Completion, the Seller and the Buyer shall sign in respect of the Property in duplicate the Election agreeing to the Elected Figure, being the disposal value for the Fixed Plant required to be brought into account by the Seller and falling to be treated as expenditure incurred by the Buyer on the provision of the Fixed Plant.

3.                                      The Seller and the Buyer shall each submit the Election in the form set out in Part 2 of this Schedule 2 to HM Revenue & Customs within the time limit prescribed by law and take all reasonable steps to procure that the Elected Figure is accepted by HM Revenue & Customs.

4.                                      The Seller and the Buyer agree to reflect the Elected Figure in their respective tax (capital allowances) computations and returns.

5.                                      To enable the Buyer to make and substantiate claims under CAA 2001 in respect of the Property, the Seller shall use its reasonable endeavours to provide, or to procure that its agents provide:

(a)              copies of all relevant information in its possession or that of its agents; and

(b)              such cooperation and assistance as the Buyer may reasonably require.

6.                                      The Buyer agrees that:

(a)              it will only use such information as is provided pursuant to paragraph 5 for the stated purpose; and

(b)              it will not disclose, without the consent of the Seller, any such information which the Seller expressly provides on a confidential basis.

7.                                      If for any reason the Election, or the notification of it, is deficient, ineffective or otherwise not accepted by HM Revenue & Customs, the Seller and the Buyer shall each take all reasonable steps necessary to obtain the agreement of HM Revenue & Customs to

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the apportionment specified in the Election for the purposes of capital allowances including making any amendments to the Election or the signing of a replacement election (in either case, to the extent possible).

Part 2 Notice of an election to use an alternative apportionment in accordance with section 198 of the Capital Allowances Act 2001

Property address:	Ground & First Floor Premises Building 900, Babraham Research Campus, Babraham, Cambridge

Interest:	Leasehold

Title number:	N/A

Seller’s name and address:	Convergence Pharmaceuticals Limited, 70 Norden Road, Maidenhead, Berkshire SL6 4AY

Seller’s Unique Taxpayer Reference Number:	9213911910

Buyer’s name and address:	Bicycle RD Limited, Meditrina Building, Babraham Research Campus, Cambridge CB22 3AT

Buyer’s Unique Taxpayer Reference Number:	4680725770

Date of completion of sale:

Amount apportioned to machinery and plant fixtures in the Seller’s special rate pool:	Nil

Amount apportioned to machinery and plant fixtures in the Seller’s main pool:	£ 349,999.00

Sale price:	£ 350,000.00

The Seller and the Buyer hereby jointly and severally elect pursuant to the provisions of section 198 of the CAA 2001 that the amount which, for all purposes of Part 2 of the CAA 2001, is to be taken as the portion of the sale price of the interest specified above which falls to be included as expenditure incurred by the Buyer on the provision of plant and machinery fixtures is £ 349,999.00. A list of the fixtures and the amount to be apportioned to them is set out below.

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Integral features and other plant and machinery fixtures in the special rate pool

Apportioned amount
Items	Integral features (for the Seller) and other plant and machinery fixtures allocated to the special rate pool (£)
Electrical systems (including lighting systems)
Cold water systems
Space or water heating systems, powered systems of ventilation, air cooling or air purification, and any floor or ceiling comprised of such systems
Lifts, escalators and moving walkways
External solar shading (i.e. brise soleil)
TOTAL	Nil

Integral features and other plant and machinery fixtures in the main pool

Apportioned amount
Items	Integral features (for the Seller) and other plant and machinery fixtures allocated to the main pool (£)
Electrical systems (including lighting systems)
Cold water systems
Space or water heating systems, powered systems of ventilation, air cooling or air purification, and any floor or ceiling comprised of such systems
Lifts, escalators and moving walkways
External solar shading (i.e. brise soleil)
Laboratory Equipment	£349,999.00
TOTAL	£349,999.00

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Signed by
Director
for and on behalf of
CONVERGENCE
PHARMACEUTICALS LIMITED

Signed by

for and on behalf of
BICYCLE RD LIMITED

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